                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                          Commission Only
                                             (as permitted by Rule 14a-
                                             6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      AMERICAN CABLE TV INVESTORS 5, LTD.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[_](1) Title of each class of securities to which transaction applies: UNITS
       OF LIMITED PARTNERSHIP INTEREST

  (2) Aggregate number of securities to which transaction applies: 200,005 UNITS OF LIMITED PARTNERSHIP INTEREST

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Transaction Valuation *$33,000,000.

  (4) Proposed maximum aggregate value of transaction*: $33,000,000

  *  For the purpose of calculating the filing fee only.

  (5) Total fee paid: $6,600

  Fee paid previously with preliminary materials.

[X] Check box if any part of the fee is offset as provided by Exchange Act
   Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid: $6,600

  (2) Form, Schedule or Registration Statement No.: Preliminary Proxy
      Statement

  (3)Filing Party: American Cable TV Investors 5, Ltd.

  (4) Date Filed: September 30, 1998

                      AMERICAN CABLE TV INVESTORS 5, LTD.
                               5619 DTC PARKWAY
                           ENGLEWOOD, COLORADO 80111

                                                               November 6, 1998

Dear Limited Partner:

  You are invited to attend a special meeting (the "Special Meeting") of limited partners (the "Limited Partners") of American Cable TV Investors 5, Ltd. (the "Partnership"), called by IR-TCI Partners V, L.P., the general partner (the "General Partner") of the Partnership, to be held at 5619 DTC Parkway, Englewood, Colorado 80111 on December 11, 1998 at 10:00 a.m. local time, and at any adjournment thereof.

  At this Special Meeting, you will be asked to consider and vote upon a sale transaction (or any substitute sale transaction that the General Partner determines to be in the best interest of the Limited Partners in the event that the proposed sale transaction is approved by the Limited Partners, but does not close for any reason) which, if approved and consummated, would result in the sale of all of the Partnership's cable assets for cash. The sale transaction involves the Partnership's sale of its ownership interest in the cable television system which serves communities located in and around Riverside, California (the "Riverside System") to Century Communications Corp. ("Century") for $33,000,000 in cash (the "Riverside Sale").

  There can be no assurance that the Riverside Sale will be consummated. However, assuming the Riverside Sale and the liquidation and dissolution of the Partnership had occurred on June 30, 1998, it is estimated that the pro forma net cash available for distribution to the Limited Partners would have been $224 per $500 unit ("Unit") of limited partnership interest (the "Pro Forma Distribution Per Unit"). On March 29, 1996, the Partnership's share of the cash proceeds from the sale of the cable television system which served communities located in and around Newport News, Virginia was used to fund a distribution to Limited Partners of $165 per Unit. In 1997, the cash proceeds from the sales of the cable television systems which served communities located in and around (i) Lower Delaware and Maryland, (ii) St. Mary's County, Maryland and (iii) Shelbyville and Manchester, Tennessee were used to fund a distribution to Limited Partners of $370 per Unit. The Pro Forma Distribution Per Unit, which is based upon the Partnership's historical financial position at June 30, 1998, does not reflect any contingent liabilities that might arise subsequent to the date of this Proxy Statement and is based on various assumptions with respect to transaction related costs, sales price adjustments and other matters, as further discussed under "PRO FORMA FINANCIAL INFORMATION" in the accompanying Proxy Statement. As such, the actual amounts distributed to the Limited Partners may vary from the Pro Forma Distribution Per Unit.

  At this Special Meeting, you will also be asked to consider and vote upon a resolution which would grant the General Partner the authority to sell the Riverside System in the event that the Riverside Sale approved by the Limited Partners does not close for any reason; provided, however, that a substitute sale transaction (a "Substitute Sale Transaction") will only be consummated if
(i) the General Partner obtains an opinion from an investment banking firm of national repute that the consideration to be received pursuant to any such Substitute Sale Transaction is fair to the Partnership from a financial point of view, (ii) any such Substitute Sale Transaction is consummated within two years of the date hereof for cash consideration and (iii) the purchaser in such transaction is not an affiliate of the Partnership.

  Consent to the Riverside Sale or to any Substitute Sale Transaction shall also be deemed a consent to the sale of all of the Partnership's assets (other than cash and funds held in escrow) which would ultimately result in the dissolution and termination of the Partnership pursuant to the Partnership's limited partnership agreement.

  In the event that the Riverside Sale approved by the Limited Partners does not close, it is currently the General Partner's intention to seek a substitute buyer for the Riverside System. There is no assurance that the General Partner could arrange for a Substitute Sale Transaction for the Riverside System at an appropriate price or on terms acceptable to the Partnership. Accordingly, there is no assurance that the sales price for any Substitute Sale Transaction would be equivalent to the proposed sales price for the Riverside System pursuant to the proposed Riverside Sale. Any change to the amount of net sales proceeds to be received would cause a corresponding change to the Pro Forma Distribution Per Unit. If the General Partner's efforts in arranging a Substitute Sale Transaction prove to be unsuccessful, the General Partner would continue to operate the Riverside System.

  TCI Communications, Inc. ("TCIC"), an affiliate of the Partnership, and Century have signed a letter of intent to establish a joint venture (the "Joint Venture") that will combine multiple cable television systems in Southern California. Among those systems to be contributed to the Joint Venture by TCIC and its affiliates is the cable television system serving customers in Redlands, California (the "Redlands System"). The Riverside System currently utilizes office facilities, personnel and certain cable distribution assets of the Redlands System. The Riverside System is managed by TCI Cablevision Associates, Inc. ("TCA"), an indirect wholly-owned subsidiary of TCIC. In the event that the Joint Venture is consummated prior to the Riverside Sale, or the Joint Venture is consummated and the Riverside Sale is not consummated, TCA will continue to manage the Riverside System. The Partnership has agreed that in the event the Joint Venture is consummated prior to the Riverside Sale, TCA may engage the Joint Venture to perform all or any portion of the day-to-day management of the Riverside System. In the event the Riverside Sale is consummated, the Riverside System is among those systems to be contributed to the Joint Venture by Century. TCIC will have a 25% interest in the Joint Venture, which will be managed by Century. See "BACKGROUND AND REASONS FOR THE RIVERSIDE SALE--Plans If the Riverside Sale Is Not Consummated" and "INTERESTS OF TCIC AND RELATED PARTIES--Interests of TCIC and Its Affiliates" in the accompanying Proxy Statement.

  THE GENERAL PARTNER BELIEVES THAT THE RIVERSIDE SALE IS IN THE BEST INTEREST OF THE LIMITED PARTNERS AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE RIVERSIDE SALE. THE GENERAL PARTNER HAS RECEIVED THE WRITTEN OPINION OF LEHMAN BROTHERS INC., FINANCIAL ADVISOR TO THE PARTNERSHIP ("LEHMAN BROTHERS"), THAT THE CONSIDERATION TO BE RECEIVED IN CONNECTION WITH THE RIVERSIDE SALE IS FAIR, FROM A FINANCIAL POINT OF VIEW, TO THE PARTNERSHIP. A COPY OF THE OPINION OF LEHMAN BROTHERS IS ATTACHED IN ITS ENTIRETY TO THE ACCOMPANYING PROXY STATEMENT AS APPENDIX B.

  You are urged to read carefully the accompanying Proxy Statement in its entirety for important information about the Riverside Sale.

  If you have any questions, please call Georgeson & Company, Inc. at 1-800-223-2064.

                                          Very truly yours,
                                          /s/ Marvin Jones
                                          Marvin Jones
                                          President of TCI Ventures Five,
                                           Inc.,
                                          the general partner of the General
                                           Partner

                      AMERICAN CABLE TV INVESTORS 5, LTD.

                 NOTICE OF SPECIAL MEETING OF LIMITED PARTNERS
                        TO BE HELD ON DECEMBER 11, 1998

  NOTICE IS HEREBY GIVEN, that a special meeting (the "Special Meeting") of the limited partners (the "Limited Partners") of American Cable TV Investors 5, Ltd. (the "Partnership"), called by IR-TCI Partners V, L.P., the general partner (the "General Partner") of the Partnership, will be held at 5619 DTC Parkway, Englewood, Colorado, 80111 on December 11, 1998, at 10:00 a.m., local time, for the following purpose:

    To approve a sale transaction (or any substitute sale transaction that the General Partner determines to be in the best interest of the Limited Partners in the event that the proposed sale transaction is approved by the Limited Partners, but does not close for any reason) which, if approved and consummated, would result in the sale of all of the assets of the Partnership (other than cash and funds held in escrow) consisting of the Partnership's ownership interest in the cable television system which serves communities located in and around Riverside, California (the "Riverside System"). The sale of the Riverside System would ultimately result in the dissolution and termination of the Partnership and liquidating distributions being made to the Limited Partners. At the Special Meeting, Limited Partners will be asked to consider and vote upon the following resolutions, as more fully described in the Proxy Statement which accompanies this Notice:

  Resolution 1: Sale of the Riverside System

  Consent to the sale of the Riverside System to Century Communications Corp. ("Century") or one of Century's affiliates pursuant to an Asset Purchase Agreement dated as of August 12, 1998 between the Partnership and Century.

  Resolution 2: Substitute Sale of the Riverside System

  Consent to any substitute sale transaction that the General Partner determines to be in the best interest of the Limited Partners in the event that the sale of the Riverside System (as referenced under Resolution 1 above) is approved by the Limited Partners, but does not close for any reason; provided, however, that such substitute sale transaction will only be consummated if (i) the General Partner obtains an opinion from an investment banking firm of national repute that the consideration to be received pursuant to any such substitute sale transaction is fair to the Partnership from a financial point of view, (ii) such substitute sale is consummated within two years of the date hereof for cash consideration and (iii) the purchaser in such transaction is not an affiliate of the Partnership. Approval of this resolution shall also be deemed a consent to the sale of all of the Partnership's assets (other than cash and funds held in escrow), which would ultimately result in the dissolution and termination of the Partnership pursuant to the Partnership's limited partnership agreement.

  LIMITED PARTNERS MUST VOTE ON EACH RESOLUTION SEPARATELY AND APPROVAL OF EITHER RESOLUTION IS NOT DEPENDENT ON APPROVAL OF THE OTHER RESOLUTION. THE GENERAL PARTNER RECOMMENDS THAT YOU VOTE FOR APPROVAL OF EACH RESOLUTION.

  Matters incidental to the conduct of the Special Meeting which are properly brought before the Special Meeting may also be voted upon at the Special Meeting. The General Partner has fixed the close of business on October 1, 1998 as the record date for determination of the Limited Partners entitled to notice of and to vote at the Special Meeting.

                                       By Order of the General Partner,
                                       IR-TCI Partners V, L.P.
                                       By:  /s/ Stephen M. Brett
                                           -------------------------
                                           TCI Ventures Five, Inc.,
                                           the general partner

                                           Stephen M. Brett, Secretary

  YOUR VOTE IS IMPORTANT. IN ORDER TO ENSURE THAT YOUR INTERESTS WILL BE REPRESENTED, WHETHER YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING OR NOT, PLEASE SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Englewood, Colorado
November 6, 1998

                      AMERICAN CABLE TV INVESTORS 5, LTD.

                               5619 DTC PARKWAY
                           ENGLEWOOD, COLORADO 80111

                                PROXY STATEMENT

                      SPECIAL MEETING OF LIMITED PARTNERS
                         TO BE HELD DECEMBER 11, 1998

                                 INTRODUCTION

  This Proxy Statement is being furnished to the limited partners (the "Limited Partners") of American Cable TV Investors 5, Ltd. (the "Partnership") in connection with the solicitation of proxies by IR-TCI Partners V, L.P., the general partner of the Partnership (the "General Partner"), on behalf of the Partnership, for use at a special meeting of Limited Partners (the "Special Meeting") to be held at 5619 DTC Parkway, Englewood, Colorado 80111 on December 11, 1998 at 10:00 a.m., local time, and at any adjournment thereof. At this Special Meeting, Limited Partners will be asked to consider and vote upon a sale transaction (or any substitute sale transaction that the General Partner determines to be in the best interest of the Limited Partners in the event that the proposed sale transaction is approved by the Limited Partners, but does not close for any reason) which, if approved and consummated, would result in the sale of all of the Partnership's assets (other than cash and funds held in escrow) for cash. The Partnership's assets consist of its ownership interest in the cable television system serving communities located in and around Riverside, California (the "Riverside System"). The sale of the Riverside System would ultimately result in the dissolution and termination of the Partnership pursuant to the Partnership's limited partnership agreement (the "Partnership Agreement"). The Partnership anticipates that it would make liquidating distributions in connection with its dissolution as soon as possible following the final determination and satisfaction of its liabilities.

  The Notice of Meeting, Proxy Statement and form of proxy are being mailed to Limited Partners on or about November 6, 1998.

  It is proposed that the Riverside System will be sold to Century Communications Corp. ("Century") for $33,000,000 in cash (subject to adjustment as described herein) (the "Riverside Sale"). Century is not an affiliate of the Partnership.

  In the event that the Riverside Sale approved by the Limited Partners does not close for any reason, it is proposed that the General Partner be granted the authority to sell the Riverside System in a substitute sale transaction (a "Substitute Sale Transaction"); provided, however, that a Substitute Sale Transaction will only be consummated if (i) the General Partner obtains an opinion from an investment banking firm of national repute that the consideration to be received pursuant to any such Substitute Sale Transaction is fair to the Partnership from a financial point of view, (ii) any such Substitute Sale Transaction is consummated within two years of the date of this Proxy Statement for cash consideration and (iii) the purchaser in such transaction is not an affiliate of the Partnership. Consent to any Substitute Sale Transaction shall also be deemed a consent to the sale of all of the Partnership's assets (other than cash and funds held in escrow), which would ultimately result in the dissolution and termination of the Partnership pursuant to the Partnership Agreement.

  Assuming the Riverside Sale and the dissolution and liquidation of the Partnership had occurred on June 30, 1998, it is estimated that the pro forma net cash available for distribution to Limited Partners would have been $224 per $500 Unit ("Unit") of limited partnership interest (the "Pro Forma Distribution Per Unit"). On March 29, 1996, the Partnership's share of the cash proceeds from the sale of the cable television system which served communities located in and around Newport News, Virginia (the "Newport News System") was used to fund a distribution to Limited Partners of $165 per Unit. In 1997, the cash proceeds from the sales (collectively, the "1997 Sales") of the cable televisions systems which served communities located in and around
(i) Lower Delaware and Maryland (the "Lower Delaware System"), (ii) St. Mary's County, Maryland (the "St. Mary's System") and (iii) Shelbyville and Manchester, Tennessee (the "Southern Tennessee System" and, collectively with the Lower Delaware System and the St. Mary's System, the "1997 Systems"), were used to fund a distribution to Limited Partners of $370 per Unit. There is no assurance that the Riverside Sale will be consummated. The actual amounts distributed to the Limited Partners may vary from the Pro Forma Distribution Per Unit. Given the fact that the Partnership has made aggregate cash distributions of $535 per Unit in prior periods, none of the $224 Pro Forma Distribution Per Unit would have represented a return of capital to the Limited Partners. For a further discussion of the assumptions underlying the Pro Forma Distribution Per Unit and for a discussion of the possible ramifications if the Riverside Sale is not consummated, see "PRO FORMA FINANCIAL INFORMATION," "INCOME TAX CONSEQUENCES" and "BACKGROUND AND REASONS FOR THE RIVERSIDE SALE--Reasons for the Riverside Sale--Prospects for Future Capital Appreciation of the Riverside System and Uncertainty of Future Operations."

  Assuming the Riverside Sale and the dissolution and liquidation of the Partnership had occurred on June 30, 1998 and based on the foregoing pro forma assumptions, TCI Communications, Inc. ("TCIC") and its affiliates would have received $362,000 in the form of distributions and $990,000 representing the disposition fees generated by such sale (of which amount, $289,000 is payable to a third party broker). At June 30, 1998, TCIC and its affiliates owed the Partnership $5,116,000. The Partnership charges TCIC interest at variable rates (5.6% at June 30, 1998) on amounts owed by TCIC to the Partnership. TCIC also makes disbursements and incurs expenses on behalf of the Partnership which cause the Partnership to owe TCIC for the reimbursement of such amounts. TCIC does not charge interest to the Partnership on amounts owed by TCIC to the Partnership. The amount due to (from) TCIC and its affiliates fluctuates from period-to-period based upon the timing of expenditures, cash flow from operations and borrowings. Amounts due to (from) TCIC were assumed to be repaid in determining the Pro Forma Distribution Per Unit; however, the repayment of such amounts is not contingent upon consummation of the Riverside Sale.

  THE GENERAL PARTNER BELIEVES THAT THE RIVERSIDE SALE IS IN THE BEST INTEREST OF THE LIMITED PARTNERS AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE RIVERSIDE SALE AND THE SUBSTITUTE SALE TRANSACTION. THE AFFIRMATIVE VOTE OF THE LIMITED PARTNERS OWNING IN THE AGGREGATE MORE THAN 50% OF THE OUTSTANDING UNITS IS REQUIRED FOR THE APPROVAL OF EACH OF THE RESOLUTIONS.

                               TABLE OF CONTENTS

                                                                           PAGES
                                                                           -----
INTRODUCTION..............................................................
SUMMARY...................................................................    1
  The Riverside Sale......................................................    1
  Dissolution of the Partnership; Distributions...........................    1
  Limited Partner Approval................................................    2
  The Parties.............................................................    3
    The Partnership.......................................................    3
    The Purchaser.........................................................    5
  Marketing Process.......................................................    5
  Plans If The Riverside Sale Is Not Consummated..........................    5
  Summary Historical Financial Data.......................................    6
    Partnership Summary Historical Financial Data.........................    6
    Riverside System Summary Historical Financial Data....................    7
  Reasons for the Riverside Sale..........................................    7
  Fairness of the Riverside Sale..........................................    8
  Interests of TCIC and Related Parties...................................    8
    Interests of TCIC and Its Affiliates..................................    8
    Conflicts of the Broker...............................................   10
  Lack of Appraisal Rights................................................   10
  Certain Definitions.....................................................   10
BACKGROUND AND REASONS FOR THE RIVERSIDE SALE.............................   11
  Reasons for the Riverside Sale..........................................   11
    General...............................................................   11
    Prospects for Future Capital Appreciation of the Riverside System.....   11
    Perception of Cable Television Market.................................   12
    Competition...........................................................   12
    Regulation............................................................   14
    Conclusion............................................................   15
  Alternatives Considered to the Riverside Sale...........................   15
    Continued Ownership of the Riverside System...........................   15
  Background of the Riverside Sale........................................   16
    General...............................................................   16
    Riverside Sale........................................................   17
  Fairness of the Riverside Sale..........................................   18
    Cash Flow and Subscriber Multiples....................................   18
    Independent Fairness Opinion..........................................   19
    Alternative Transaction Provisions....................................   20
  Plans If The Riverside Sale Is Not Consummated..........................   20
  Recommendation for a Substitute Sale Transaction........................   20
DESCRIPTION OF THE RIVERSIDE SALE.........................................   21
  Riverside Sale..........................................................   21
    Description of the Riverside System...................................   21
    Principal Provisions of the Asset Purchase Agreement..................   22
    Sales Price...........................................................   22
    Conditions to Closing.................................................   22
    Representations and Warranties........................................   23
    Indemnification.......................................................   23
    Termination...........................................................   23

                                                                          PAGES
                                                                          -----
    Alternative Transactions.............................................   23
    Expense Reimbursement................................................   24
  Substitute Sale Transaction............................................   24
FAIRNESS OPINION.........................................................   25
  Analysis of Competitive Marketing and Bid Procedures...................   26
  Comparable Public Company Methodology..................................   26
  Comparable Transaction Methodology.....................................   27
  Experience of Lehman Brothers..........................................   28
  Compensation and Material Relationships................................   28
MANAGEMENT...............................................................   29
INTERESTS OF TCIC AND RELATED PARTIES....................................   30
  General................................................................   30
  Interests of TCIC and Its Affiliates...................................   30
  Interests of the General Partner.......................................   31
  Conflicts of the Broker................................................   31
OTHER RELEVANT INFORMATION...............................................   32
  Disposition Fee and Other Payments to the General Partner and Its
   Affiliates............................................................   32
    Disposition Fee......................................................   32
    Other Payments.......................................................   32
    Indemnification......................................................   32
  Dissolution of the Partnership; Distributions..........................   32
  Costs of the Riverside Sale............................................   34
INCOME TAX CONSEQUENCES..................................................   35
  General................................................................   35
  Federal................................................................   35
    General..............................................................   35
    At Risk Basis........................................................   35
    Riverside Sale.......................................................   35
  State..................................................................   36
PRO FORMA FINANCIAL INFORMATION..........................................   37
AVAILABLE INFORMATION....................................................   43
INCORPORATION BY REFERENCE...............................................   43
OTHER MATTERS............................................................   43
  Voting Rights and Vote Required........................................   43
  Revocability...........................................................   44
  No Appraisal Rights....................................................   44
  Proxy Solicitation.....................................................   44
  Independent Accountants................................................   44
GLOSSARY.................................................................  A-1
FAIRNESS OPINION OF LEHMAN BROTHERS, INC.................................  B-1
APPENDICES
APPENDIX A GLOSSARY......................................................  A-1
APPENDIX B FAIRNESS OPINION OF LEHMAN BROTHERS INC.......................  B-1

         The Appendices listed above are part of this Proxy Statement.

                                    SUMMARY

  Set forth below is a summary of certain information contained elsewhere in this Proxy Statement. It is not intended to be a complete description of those matters which it covers, and much of the information contained in this Proxy Statement is not covered by this summary. The information contained in this summary is qualified by the more complete information contained elsewhere in this Proxy Statement. Limited Partners are urged to read this Proxy Statement in its entirety, including the Appendices hereto, and the Partnership's Annual Report on Form 10-K for the year ended December 31, 1997 (the "1997 10-K") and the Partnership's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (the "1998 10-Q"), which accompany and are part of this Proxy Statement.

THE RIVERSIDE SALE

  The Partnership proposes to sell the Riverside System to Century for $33,000,000 in cash (subject to adjustment as described herein), pursuant to the terms of an asset purchase agreement, dated as of August 12, 1998, between the Partnership and Century (the "Asset Purchase Agreement"). The consideration to be received by the Partnership from the Riverside Sale will be used to repay the Partnership's net liabilities. The remaining consideration, after payment of certain expenses relating to the Riverside Sale, will be distributed to the Limited and General Partners in accordance with the sharing ratios set forth in the Partnership Agreement. See "DESCRIPTION OF THE RIVERSIDE SALE," "PRO FORMA FINANCIAL INFORMATION" and "OTHER RELEVANT INFORMATION--Dissolution of the Partnership; Distributions."

DISSOLUTION OF THE PARTNERSHIP; DISTRIBUTIONS

  If the Riverside Sale is approved and consummated, the Partnership will have sold all of its assets (other than cash and funds held in escrow) and, pursuant to the Partnership Agreement, will ultimately be dissolved and terminated.

  Assuming the Riverside Sale and the dissolution and liquidation of the Partnership had occurred on June 30, 1998, it is estimated that the Pro Forma Distribution Per Unit would have been $224. On March 29, 1996, the Partnership's share of the cash proceeds from the sale of the Newport News System was used to fund a distribution to Limited Partners of $165 per Unit. In 1997, the cash proceeds from the 1997 Sales were used to fund a distribution to Limited Partners of $370 per Unit. There is no assurance that the Riverside Sale will be consummated. The Pro Forma Distribution Per Unit, which is based upon the Partnership's historical financial position at June 30, 1998, does not reflect any contingent liabilities that might arise subsequent to the date of this Proxy Statement, and is based on various assumptions with respect to transaction related costs, sales price adjustments and other matters, as described under "PRO FORMA FINANCIAL INFORMATION." As such, the actual amounts distributed to Limited Partners may vary from the Pro Forma Distribution Per Unit.

  In the event that the Riverside Sale does not close, it is currently the General Partner's intention to seek a substitute buyer for the Riverside System. There is no assurance that the General Partner could arrange for a Substitute Sale Transaction at an appropriate price or on terms acceptable to the Partnership. If the General Partner's efforts in arranging a Substitute Sale Transaction prove to be unsuccessful, the General Partner would continue to operate the Riverside System.

  TCIC and Century have signed a letter of intent to establish a joint venture (the "Joint Venture") that will combine multiple cable television systems in Southern California. Among those systems to be contributed to such Joint Venture by TCIC and its affiliates is the cable television system serving customers in Redlands, California (the "Redlands System"). The Riverside System currently utilizes office facilities, personnel and certain cable distribution assets of the Redlands System. The Riverside System is managed by TCI Cablevision Associates, Inc. ("TCA"), an indirect wholly-owned subsidiary of TCIC. In the event that the Joint Venture is consummated prior to the Riverside Sale, or the Joint Venture is consummated and the Riverside Sale is not consummated, TCA will continue to manage the Riverside System. The Partnership has agreed that in the event the Joint Venture is consummated prior to the Riverside Sale, TCA may engage the Joint Venture to perform all or any portion of the day-to-day management of the Riverside System. In the event the Riverside Sale is consummated, the Riverside System is among those systems to be contributed to the Joint Venture by Century. TCIC will have a 25% interest in the Joint Venture, which will be managed by Century. See "BACKGROUND AND REASONS FOR THE RIVERSIDE SALE--Plans If the Riverside Sale Is Not Consummated," and "OTHER RELEVANT INFORMATION-- Dissolution of the Partnership; Distributions."

  On January 1, 1996, Newport News Cablevision, Ltd. ("Newport News") sold the Newport News System to an unaffiliated party for cash proceeds of $121,886,000. The Partnership had a 40% ownership interest in Newport News. Accordingly, the Partnership received an aggregate of $35,789,000 of the net cash proceeds (after satisfaction of Newport News' transaction costs and liabilities) from the sale of the Newport News System. On April 1, 1997, the Partnership sold the Southern Tennessee System to an unaffiliated party for cash proceeds of $19,647,000. Pursuant to the terms of the sale agreement, $494,000 of the sales price was to be held in escrow through March 31, 1998. Prior to the release of such funds, the purchaser of the Southern Tennessee System filed a claim against such escrow relating to a class action lawsuit filed by a customer challenging late fee charges with respect to the Southern Tennessee System. Such claim could prevent the release of some or all of this escrow to the Partnership. On April 16, 1997, the Partnership sold the St. Mary's System to an unaffiliated party for cash proceeds of $30,547,000. Pursuant to the terms of the sale agreement, $766,000 of such sales price was to be held in escrow through April 15, 1998. Such amount was released to the Partnership during the second quarter of 1998. On June 24, 1997, the Partnership sold the Lower Delaware System to an unaffiliated party for cash proceeds of $42,191,000. Pursuant to the terms of the sale agreement, $1,077,000 of the sales price was to be held in escrow through June 23, 1998. Such amount was released to the Partnership subsequent to June 30, 1998. See "OTHER RELEVANT INFORMATION-- Dissolution of the Partnership; Distributions."

LIMITED PARTNER APPROVAL

  The Partnership is seeking the consent of the Limited Partners prior to the consummation of the Riverside Sale because the Partnership Agreement requires Limited Partners owning in the aggregate more than 50% of the outstanding Units to approve any sale of all, or substantially all, of the Partnership's assets.

  Limited Partners are also being asked to consent to any Substitute Sale Transaction, which would permit the sale of the Riverside System; provided, however, that a Substitute Sale Transaction will only be consummated if (i) the General Partner obtains an opinion from an investment banking firm of national repute that the consideration to be received pursuant to any such Substitute Sale Transaction is fair to the Partnership from a financial point of view,
(ii) any such Substitute Sale Transaction is consummated within two years of the date of this Proxy Statement for cash consideration and (iii) the purchaser in such transaction is not an affiliate of the Partnership. Consent to any Substitute Sale Transaction shall also be deemed a consent to the sale of all of the Partnership's assets (other than cash and funds held in escrow), which would ultimately result in the dissolution and termination of the Partnership pursuant to the Partnership Agreement. The Partnership is making this proposal in order to avoid the time and expense associated with seeking Limited Partner approval of such Substitute Sale Transaction. As of the date of this Proxy Statement, the General Partner has no reason to believe that the Riverside Sale will not be consummated in accordance with the terms set forth in the Asset Purchase Agreement.

  Limited Partners may submit their proxy by returning it, properly executed, prior to the Special Meeting. Proxies may be revoked at any time prior to the Special Meeting. See "OTHER MATTERS--Voting Rights and Vote Required."

THE PARTIES

 The Partnership

  The Partnership is a Colorado limited partnership organized in 1986 to acquire, develop, operate and sell or otherwise dispose of cable television systems in the United States. The principal executive offices of the Partnership are located at 5619 DTC Parkway, Englewood, Colorado 80111, and the telephone number is (303) 267-5500. From May 1987 through February 1989, Limited Partners contributed $100,002,500 to the Partnership in exchange for 200,005 Units (at $500 each). There is no established trading market for the Units.

  Subject to the voting rights granted to the Limited Partners in the Partnership Agreement, the General Partner has sole authority to manage the Partnership's affairs. The General Partner is a Colorado limited partnership whose general partner is TCI Ventures Five, Inc. ("TVI") and whose limited partner is beneficially owned by certain former executive officers and key employees of the predecessor of TCA, the parent of TVI. Until it withdrew by letter dated January 17, 1996, Integrated Cable Corp. V ("Cable Corp."), a wholly-owned subsidiary of Presidio Cable V Corp. ("PCC"), was also a general partner of the General Partner and held a 20% general partnership interest in the General Partner. As such, it is entitled under Colorado law to the fair value of its partnership interest based on its right to share in distributions from the General Partner. The General Partner has proposed that Cable Corp. receive the share of distributions that it would have received from the General Partner if it had remained a general partner of the General Partner. As a response to Cable Corp.'s withdrawal, TVI's board of directors has been modified such that it includes members who are not employees of, or otherwise affiliated with, TCIC. See "MANAGEMENT." David B. Beyth, a former executive officer of Cable Corp., is the initial limited partner of the Partnership. The Partnership has entered into a management agreement with TCA pursuant to which TCA is responsible for managing the day-to-day operations of the Riverside System. See "INTERESTS OF TCIC AND RELATED PARTIES."

  The following chart sets forth the organizational structure of the Partnership.

                          ORGANIZATIONAL STRUCTURE OF
                      AMERICAN CABLE TV INVESTORS 5, LTD.

                           TELE-COMMUNICATIONS, INC.
                         (ULTIMATE PARENT CORPORATION)


                                      100% (1)

                            TCI COMMUNICATIONS, INC.

                                      100%(2)

                        TCI CABLEVISION ASSOCIATES, INC.
                             (PARENT CORPORATION OF
                            TCI VENTURES FIVE, INC.)

                                        100%

    CABLEVISION             TCI VENTURES FIVE, INC.
    EQUITIES VI               (GENERAL PARTNER OF
(Limited Partner of             GENERAL PARTNER)
  General Partner)


        (33.6%)                    (46.4%)(3)

                            IR-TCI PARTNERS V, L.P.
                               (GENERAL PARTNER)

   PUBLIC LIMITED
      PARTNERS

                                        (1% UNTIL PAYBACK)(4)
                                        (25% AFTER PAYBACK)(4)

      (99% until Payback)(4)
     -----------------         AMERICAN CABLE TV
      (75% after Payback)(4)
                               INVESTORS 5, LTD.
-----

(1) Represents the percentage of TCIC's common stock that is owned by Tele-Communications, Inc. ("TCI"), the ultimate parent of TVI.
(2) Reflects TCIC's ownership of TCA through various intermediary corporations.
(3) Until its withdrawal on January 17, 1996, Cable Corp. had a 20% general partnership interest in the General Partner. See "MANAGEMENT."
(4) See "PRO FORMA FINANCIAL INFORMATION" and "OTHER RELEVANT INFORMATION-- Dissolution of the Partnership; Distributions."

 The Purchaser

  The proposed purchaser of the Riverside System is Century. Certain information in this Proxy Statement concerning Century was obtained from representatives of Century.

  Century Communications Corp. Century is a New Jersey corporation. Century is not affiliated with the General Partner. Century's principal executive office and place of business is 50 Locust Avenue, New Canaan, Connecticut 06840-4750. Century is engaged in the ownership and operation of cable television systems.

MARKETING PROCESS

  After monitoring competitive, regulatory and other factors affecting the marketplace for cable television systems similar to the Partnership's cable television systems, in March 1996 the General Partner concluded that it would be beneficial to offer its cable television systems for sale. See "BACKGROUND AND REASONS FOR THE RIVERSIDE SALE--Alternatives Considered to the Riverside Sale." The asset purchase agreements relating to the 1997 Sales were entered into following the completion of a competitive auction (the "Competitive Auction"). The Competitive Auction was completed in October 1996 and involved the solicitation of bids for the Partnership's cable television systems by Daniels & Associates, L.P. (the "Broker"), a media properties broker. Although the Riverside System was offered for sale at such time, the General Partner was unable to reach an agreement at a price or on terms satisfactory to it, and therefore decided that it would be in the best interest of the Partnership to continue to seek another buyer for the Riverside System. Accordingly, the Broker continued to market the Riverside System for sale and on August 12, 1998, the Partnership entered into a definitive agreement to sell the Riverside System. See "BACKGROUND AND REASONS FOR THE RIVERSIDE SALE--Background of the Riverside Sale--Riverside Sale."

PLANS IF THE RIVERSIDE SALE IS NOT CONSUMMATED

  In the event that the Riverside Sale approved by the Limited Partners does not close, it is currently the General Partner's intention to seek a substitute buyer for the Riverside System. There is no assurance that the General Partner could arrange for a Substitute Sale Transaction for the Riverside System at an appropriate price or on terms acceptable to the Partnership. Accordingly, there is no assurance that the sales price for any Substitute Sale Transaction would be equivalent to the sales price contained in the Asset Purchase Agreement. Any change to the amount of net sales proceeds to be received would cause a corresponding change to the Pro Forma Distribution Per Unit. See "PRO FORMA FINANCIAL INFORMATION." If the General Partner's efforts in arranging a Substitute Sale Transaction prove to be unsuccessful, the General Partner would continue to operate the Riverside System.

  TCIC and Century have signed a letter of intent to establish a Joint Venture that will combine multiple cable television systems in Southern California. Among those systems to be contributed to such Joint Venture by TCIC and its affiliates is the Redlands System. The Riverside System currently utilizes office facilities, personnel and certain cable distribution assets of the Redlands System. The Riverside System is managed by TCA, an indirect wholly-owned subsidiary of TCIC. In the event that the Joint Venture is consummated prior to the Riverside Sale, or the Joint Venture is consummated and the Riverside Sale is not consummated, TCA will continue to manage the Riverside System. The Partnership has agreed that in the event the Joint Venture is consummated prior to the Riverside Sale, TCA may engage the Joint Venture to perform all or any portion of the day-to-day management of the Riverside System. In the event the Joint Venture is engaged to perform management services for the Riverside System, the management fee to be charged shall be the lesser of (x) the fee charged by Century (or its affiliates) to the Joint Venture to manage the Joint Venture's systems and (y) the fee in effect immediately prior to the consummation of the Joint Venture. In the event the Riverside Sale is consummated, the Riverside System is among those systems to be contributed to the Joint Venture by Century. TCIC will have a 25% interest in the Joint Venture, which will be managed by Century. See "INTERESTS OF TCIC AND RELATED PARTIES--Interests of TCIC and Its Affiliates."

SUMMARY HISTORICAL FINANCIAL DATA

 Partnership Summary Historical Financial Data

  The following table sets forth summary financial and statistical data relating to the Partnership's financial condition as of June 30, 1998 and December 31, 1997 and 1996 and the Partnership's results of operations for the six months ended June 30, 1998 and 1997 and the years ended December 31, 1997 and 1996. Such summary financial and statistical data is qualified in its entirety by, and should be read in conjunction with, the "PRO FORMA FINANCIAL INFORMATION" included elsewhere herein, and the detailed information and financial statements included in the 1997 10-K and the 1998 10-Q. Amounts are in thousands, except for percentages and per Unit amounts.

                                            SIX MONTHS ENDED     YEARS ENDED
                                                JUNE 30,        DECEMBER 31,
                                            -----------------  ----------------
STATEMENT OF OPERATIONS DATA(1)              1998      1997     1997     1996
-------------------------------             -------- --------  -------  -------
Revenue...................................  $ 4,538  $ 11,867  $16,255  $28,108
Operating costs and expenses:
  Programming, operating, selling, general
   and administrative (2).................    3,122     8,703   11,608   17,732
  Depreciation and amortization...........    1,969     5,159    6,999   14,932
                                            -------  --------  -------  -------
    Operating loss........................     (553)   (1,995)  (2,352)  (4,556)
Interest income, net......................      339       444    1,812      192
Gain on sale of cable television systems..      --     45,272   44,093      --
Share of earnings of Newport News.........      --        --       --    39,995
Other, net................................     (202)      --       --       --
                                            -------  --------  -------  -------
  Net earnings (loss).....................  $  (416) $ 43,721  $43,553  $35,631
                                            -------  --------  -------  -------

                                                     JUNE 30,   DECEMBER 31,
                                                     --------  ----------------
BALANCE SHEET DATA                                     1998     1997     1996
------------------                                   --------  -------  -------
Property and equipment, net......................... $ 7,694   $ 8,261  $38,732
Franchise costs and other intangibles, net.......... $ 6,790   $ 7,963  $28,877
Total assets........................................ $31,510   $36,889  $73,209
Debt................................................ $   --    $   --   $ 7,500
Partners' equity.................................... $28,525   $28,941  $60,137
Limited Partners' equity per Unit................... $157.70   $159.76  $314.18
STATISTICAL DATA(3)
-------------------
Homes passed........................................    31.5      31.6    107.8
Basic customers.....................................    19.1      18.9     77.4
Basic Penetration(4)................................      61%       60%      72%
Premium subscriptions...............................    21.0      19.9     75.1
Premium Penetration(5)..............................     110%      105%      97%

--------
(1) See the 1998 10-Q and Item 7 of the 1997 10-K for explanations of certain revenue and expense variances.
(2) Includes allocations and charges from related parties. See Note (5) to the financial statements in the 1998 10-Q and the 1997 10-K.
(3) See the 1998 10-Q and Item 7 of the 1997 10-K for explanations of certain fluctuations in the Partnership's customers.
(4) "Basic Penetration" represents the ratio of basic customers to homes passed.
(5) "Premium Penetration" represents the ratio of premium subscriptions to basic customers.

 Riverside System Summary Historical Financial Data

  The following table sets forth summary financial and statistical data relating to the Riverside System's financial condition as of June 30, 1998 and December 31, 1997 and 1996 and the Riverside System's results of operations for the six months ended June 30, 1998 and 1997 and the years ended December 31, 1997 and 1996. Such summary financial and statistical data is qualified in its entirety by, and should be read in conjunction with, the "PRO FORMA FINANCIAL INFORMATION" included elsewhere herein, and the detailed information and financial statements included in the 1998 10-Q and the 1997 10-K. The statement of operations and balance sheet data include those assets, liabilities, revenue and expenses directly related to the Riverside System. Amounts are in thousands, except for percentages.

                                           SIX MONTHS ENDED     YEARS ENDED
                                               JUNE 30,         DECEMBER 31,
                                           ------------------  ---------------
STATEMENT OF OPERATIONS DATA(1)              1998      1997     1997    1996
-------------------------------            --------  --------  ------  -------
Revenue................................... $  4,538  $  4,241  $8,632  $ 8,388
Operating costs and expenses:
  Programming, operating, selling, general
   and administrative.....................    2,926     2,767   5,658    5,865
  Depreciation and amortization...........    1,969     1,735   3,596    3,832
                                           --------  --------  ------  -------
    Operating loss........................ $   (357) $   (261) $ (622) $(1,309)
                                           ========  ========  ======  =======

                                                     JUNE 30,   DECEMBER 31,
                                                     --------  ----------------
BALANCE SHEET DATA                                     1998     1997     1996
------------------                                   --------  -------  -------
Property and equipment, net......................... $ 7,694   $ 8,261  $ 9,309
Franchise costs and other intangibles, net.......... $ 6,790   $ 7,963  $ 9,976
Total assets........................................ $14,708   $16,841  $19,490
Partnership's equity................................ $14,398   $16,105  $18,839
STATISTICAL DATA(2)
-------------------
Homes passed........................................    31.5      31.6     31.3
Basic customers.....................................    19.1      18.9     19.1
Basic Penetration...................................      61%       60%      61%
Premium subscriptions...............................    21.0      19.9     22.0
Premium Penetration.................................     110%      105%     115%

--------
(1) See the 1998 10-Q and Item 7 of the 1997 10-K for explanations of certain revenue and expense variances.
(2) See the 1998 10-Q and Item 7 of the 1997 10-K for explanations of certain fluctuations in the Riverside System's customers.

REASONS FOR THE RIVERSIDE SALE

  The General Partner's decision to proceed with the Riverside Sale was based upon its belief that consummation of the Riverside Sale was in the best interest of the Limited Partners. In making this decision, the General Partner considered the amount likely to be distributed to the Limited Partners if the Riverside Sale were to occur, the business risks to which the Partnership would be exposed if the Riverside Sale were not to occur, the General Partner's belief that the establishment of the Joint Venture between TCIC and Century could diminish the number of potential buyers for the Riverside System in the future and the General Partner's belief as to the expectations of the Limited Partners regarding the timing of the liquidation of their investment in the Partnership.

  The General Partner believes that the non-discretionary capital expenditures and the maintenance costs of the Riverside System will increase and that the Riverside System will be faced with increased competition. The General Partner also believes that the most effective method to maintain the Partnership's competitive position, and to seek to increase the value of the Riverside System in the future, would be to implement various technological advancements and improvements to the Riverside System. However, the General Partner believes that uncertainty exists as to whether a reasonable return could be earned on the capital invested in any such technological advancements and improvements during the remaining term of the Partnership. See "BACKGROUND AND REASONS FOR THE RIVERSIDE SALE--Reasons for the Riverside Sale."

  In light of the uncertainties associated with the continued ownership of the Riverside System, the General Partner believes that now is the time to convert to cash the Limited Partners' interests in the Riverside System. See "BACKGROUND AND REASONS FOR THE RIVERSIDE SALE--Reasons for the Riverside Sale."

FAIRNESS OF THE RIVERSIDE SALE

  The General Partner believes that the Riverside Sale is fair to the Limited Partners based on, among other things, (i) the opinion received from Lehman Brothers Inc. ("Lehman Brothers"), which concluded that the consideration to be received by the Partnership in connection with the Riverside Sale is fair, from a financial point of view, to the Partnership (the "Fairness Opinion") and (ii) the cash flow multiples and per subscriber values represented by the Riverside Sale, as compared to the General Partner's knowledge of the corresponding multiples and values represented by recent prices paid for comparable cable television systems with sufficient assets to operate as a stand-alone system and (iii) the price protections afforded to the Partnership by provisions in the Asset Purchase Agreement, which generally permit the Partnership to terminate such agreement for the cost of the expenses incurred by the purchaser if a higher offer is received for the Riverside System. See "BACKGROUND AND REASONS FOR THE RIVERSIDE SALE--Fairness of the Riverside Sale," "DESCRIPTION OF THE RIVERSIDE SALE--Riverside Sale--Principal Provisions of the Asset Purchase Agreement" and "FAIRNESS OPINION." The General Partner also believes that a Substitute Sale Transaction will be fair to the Limited Partners, based on, among other things, (i) the conditions that must be satisfied in connection with a Substitute Sale Transaction and (ii) the General Partner's belief that a vote at this time would expedite the sale of the Riverside System in the event that the Riverside Sale fails to close. See "BACKGROUND AND REASONS FOR THE RIVERSIDE SALE--Recommendation for a Substitute Sale Transaction." THEREFORE, THE GENERAL PARTNER RECOMMENDS THAT THE LIMITED PARTNERS VOTE FOR APPROVAL OF EACH OF THE RESOLUTIONS.

INTERESTS OF TCIC AND RELATED PARTIES

 Interests of TCIC and Its Affiliates

  The recommendation of the General Partner that the Limited Partners vote for approval of each of the resolutions relating to the approval of the Riverside Sale and the Substitute Sale Transaction (the "Resolutions") could be considered subject to certain conflicts of interest. Because TCIC is the indirect parent of the General Partner and will therefore receive distributions upon the consummation of any sale of the Riverside System attributable to its interest in the General Partner, and because TCIC and its affiliates will receive certain disposition fees upon the consummation of any sale of the Riverside System, TCIC has an economic interest in the Riverside Sale and any Substitute Sale Transaction. However, the amount of distributions and the disposition fees is related directly to the amount received by the Partnership upon the sale of the Riverside System.

  Pursuant to a management agreement, TCA acts as the managing agent of the Riverside System. The operation of the Riverside System currently utilizes office facilities, personnel and certain cable distribution assets of the Redlands System owned by an affiliate of TCIC. TCIC has entered into a letter of intent with Century to establish a Joint Venture that will combine multiple cable television systems in Southern California. Among those systems to be contributed to such Joint Venture by TCIC and its affiliates is the Redlands System. In the event that these assets are contributed to such Joint Venture prior to the consummation of the Riverside Sale, TCA will continue to manage the Riverside System. The Partnership has agreed that in the event the Joint

Venture is consummated prior to the Riverside Sale, TCA may engage the Joint Venture to perform all or any portion of the day-to-day management of the Riverside System. In the event the Joint Venture is engaged to provide management services to the Riverside System, the management fee to be charged shall be the lesser of (x) the fee charged by Century (or its affiliates) to the Joint Venture to manage the Joint Venture's systems and (y) the fee in effect immediately prior to the consummation of the Riverside Sale.

  In the event both the Riverside Sale and the Joint Venture are consummated, Century will contribute the Riverside System to the Joint Venture. In such event, the Joint Venture will be the owner of the Riverside System. TCIC, through its ownership in the Joint Venture, will have a 25% indirect ownership interest in the Riverside System. In light of these arrangements, TCIC may have an interest in selling the Riverside System which is in conflict with the interests of the Limited Partners because TCIC would have an interest in valuing the Riverside System, for purposes of the Joint Venture, with the lowest possible value in order to decrease the value of the contribution by Century to the Joint Venture. The General Partner has obtained a Fairness Opinion stating that the consideration to be received by the Partnership in connection with the Riverside Sale is fair to the Partnership from a financial point of view. See "BACKGROUND AND REASONS FOR THE RIVERSIDE SALE--Reasons for the Riverside Sale" and "INTERESTS OF TCIC AND RELATED PARTIES--Interests of TCIC and Its Affiliates."

  No member of TVI's Board of Directors owns any Units or more than one percent of the outstanding shares of TCI, the ultimate parent and owner, directly or indirectly, of all of the voting stock of TVI. Except for the employment relationships of certain members of the Board of Directors of TVI described in "MANAGEMENT," and the ownership by any member of not more than one percent of the shares of TCI, no member of TVI's Board of Directors has any economic interest in the General Partner, TVI, TCA, TCIC or TCI. All of the members of TVI's Board of Directors voted in favor of the Riverside Sale. See "MANAGEMENT" for a description of the relationships between the members of the Board of Directors of TVI and TCIC or any of its affiliates.

  The following table sets forth the estimated amounts that would have been received by TCIC and its affiliates from the Partnership if the Riverside Sale and the dissolution and liquidation of the Partnership had occurred on June 30, 1998 (amounts in thousands):

   Disposition Fee(1)................................................... $  701
   Share of Partnership distributions(2)................................    362
                                                                         ------
     Total.............................................................. $1,063
                                                                         ======

--------
(1) The amount shown has been reduced by the amounts payable by TCA to the Broker in connection with the Riverside Sale ($289,000).
(2) This payment is attributable to TVI's 46.4% interest in the General Partner and has been reduced by the amount payable by the General Partner to Cable Corp. See "MANAGEMENT."

  At June 30, 1998, TCIC and its affiliates owed the Partnership $5,116,000. The Partnership charges TCIC interest at variable rates (5.6% at June 30, 1998) on amounts owed by TCIC to the Partnership. Interest on such amounts was $54,000 during the six months ended June 30, 1998. TCIC also makes disbursements on behalf of the Partnership for all of the Partnership's expenses, including expenses for day-to-day operations and for capital expenditures, and for certain expenses incurred by TCIC and its affiliates on behalf of the Partnership. Such disbursements cause the Partnership to owe TCIC for the reimbursement of such amounts. TCIC does not charge interest to the Partnership on amounts owed by TCIC to the Partnership. See Note (5) to the Partnership's financial statements included in the 1998 10-Q and the 1997 10-K. The amount due to (from) TCIC and its affiliates fluctuates from period-to-period based upon the timing of expenditures, cash flow from operations and borrowings. Amounts due to (from) TCIC were assumed to be repaid in determining the Pro Forma Distribution Per Unit, although the repayment of such amounts is not contingent upon consummation of the Riverside Sale.

  See "PRO FORMA FINANCIAL INFORMATION," and "INTERESTS OF TCIC AND RELATED PARTIES--Interests of TCIC and Its Affiliates" and "--Interests of the General Partner."

 Conflicts of the Broker

  The Broker was retained by the Partnership to solicit offers for the Riverside System. Certain of the shareholders of a general partner of the Broker are also limited partners of Cablevision Equities VI ("Cablevision"), the limited partner of the General Partner. As a limited partner, Cablevision is allocated 33.6% of the General Partner's profits, losses and distributions. However, this ownership interest did not entitle Cablevision to participate in the selection of the Broker, and the General Partner believes that these common ownership interests did not preclude the Broker from maintaining its independence with respect to the manner in which negotiations with respect to the Riverside Sale were conducted. See "INTERESTS OF TCIC AND RELATED PARTIES-- Conflicts of the Broker."

LACK OF APPRAISAL RIGHTS

  The Partnership Agreement and the Colorado Uniform Limited Partnership Act, under which the Partnership is governed, do not give rights of appraisal or similar rights to Limited Partners who dissent from the vote of the majority in approving or disapproving either of the Resolutions.

CERTAIN DEFINITIONS

  Capitalized terms used in this Proxy Statement shall have the meanings set forth in the Glossary, which appears herein as Appendix A.

                 BACKGROUND AND REASONS FOR THE RIVERSIDE SALE

  This section describes the background and reasons for the Riverside Sale. The decision to offer the Riverside System for sale was made during the first quarter of 1996.

REASONS FOR THE RIVERSIDE SALE

 General

  The General Partner's decision to proceed with the Riverside Sale was based upon its belief that consummation of the Riverside Sale was in the best interest of the Limited Partners. In making this decision, the General Partner considered (i) the fact that the Pro Forma Distribution Per Unit together with the distributions previously made to the Limited Partners in connection with the sale of the Newport News System and in connection with the 1997 Sales exceeded the Limited Partners' original investment of $500 per Unit, (ii) the fact that a longer holding period would likely subject Limited Partners to certain business risks associated with increased capital investment requirements and certain competitive and regulatory developments in the cable television industry, as discussed in more detail below, (iii) the General Partner's belief that the establishment of the Joint Venture between TCIC and Century could diminish the number of potential buyers for the Riverside System in the future (because of its proximity to the multiple cable systems which will be operated by the Joint Venture) and (iv) the General Partner's belief that the Limited Partners expected that their investments in the Partnership would be liquidated after a reasonable holding period.

  Although the terms of the Partnership Agreement do not provide for the termination of the Partnership until December 31, 2005, it was not the General Partner's intention that the Partnership would hold its cable television properties for the entire term of the Partnership. By virtue of the provisions of the Partnership Agreement, the General Partner has the right and responsibility to determine when cable television properties should be sold and when the Partnership should be liquidated. As discussed in the Partnership's offering prospectus, the decision to sell the Partnership's cable television properties would depend on a variety of factors; accordingly, it was not possible at the outset of the Partnership to determine precisely when the Partnership's cable television properties would be sold.

  After careful consideration, the General Partner believes that the herein-described factors support its belief that now is an appropriate time to sell the Riverside System.

 Prospects for Future Capital Appreciation of the Riverside System

  The General Partner's decision to sell the Riverside System took into account the General Partner's opinions concerning the prospects for capital appreciation of the Riverside System beyond current market prices.

  In general, the General Partner believes that the traditional methods used to increase the values of cable television systems cannot necessarily be relied upon to produce additional increases in values in future periods. Historically, the values of cable television systems have been increased by
(i) expanding the number of homes passed by such cable television systems by either acquiring adjacent service areas or constructing line extensions, (ii) increasing the percentage of customers that subscribe to basic services as compared to homes passed by cable, (iii) implementing increases to prices charged for services and (iv) reducing certain cash operating costs. The General Partner believes that the historical means by which the Partnership has achieved capital appreciation of the Riverside System may be limited in the future by increased competition, the effects of the regulation of certain cable rates, limitations of the Riverside System's existing cable distribution systems and the general maturity of customer growth within the cable television industry. The General Partner also believes that the non-discretionary capital expenditures and the maintenance costs of the Riverside System will increase and that the Riverside System will be faced with increased competition. In this regard, the General Partner believes that the Partnership could be placed at a competitive disadvantage if it were not to invest significant capital in certain technological advancements or improvements to the Riverside System. See "Competition" and "Regulation."

  The Riverside System is presently operating in an external environment that is characterized by rapidly changing competitive, regulatory, technological and economic factors. Although the Partnership generally is unable to predict the effect that such changing factors might have on the Riverside System's financial condition and results of operations, the Partnership does believe that the continued evolution of such factors could place the Riverside System at a competitive disadvantage if it were not to implement certain technological improvements. In this regard, the Riverside System introduced digital video services during the third quarter of 1997. The primary capital cost of digital video services is the purchase and installation of digital set-top devices. Accordingly, the capital costs incurred will be dependent upon the number of digital set-top devices required. The Riverside System did not have a significant number of subscribers to digital video services at June 30, 1998, and therefore the capital costs incurred with the introduction of digital video services have not been significant to the Riverside System. However, the Riverside System plans to increase the number of subscribers to digital video services.

  The Partnership has no specific plans with respect to more extensive advancements or improvements that would involve the replacement of coaxial trunk cable with fiber optic cable. Such advancements and improvements would require significant capital expenditures and there can be no assurance that such advancements and improvements would increase revenue and/or lower cash operating expenses of the Riverside System. The Partnership would not proceed with the implementation of any significant technological advancements or improvements without first conducting additional analysis of the economic feasibility of such advancements and improvements. Although the General Partner has not yet performed such additional analysis, the General Partner believes that such additional analysis would focus primarily on whether a reasonable return could be earned on the capital invested in any such improvements and the period of time required to achieve such a return. In this regard, the General Partner was, and continues to be, uncertain whether a reasonable return could be earned on any such invested capital during the remaining term of the Partnership.

  Based upon the General Partner's assessment of the factors set forth above, it was determined that (i) the Partnership's prospects for future capital appreciation of the Riverside System were uncertain and (ii) the continued ownership of the Riverside System would subject the Partnership to significant business risks during the remaining term of the Partnership. Accordingly, the General Partner concluded that it would be in the best interest of the Partnership to sell the Riverside System in order to convert to cash the Partnership's interest in the Riverside System.

 Perception of Cable Television Market

  The General Partner's perception of trends in the cable television marketplace was also a factor in arriving at the decision to sell the Riverside System. In general, the General Partner believes that most of the recent activity in the cable marketplace has been driven by the efforts of multiple system operators ("MSOs") or small system operators to consolidate (or cluster) cable television systems so that the operator can obtain the operational, financial and technological benefits associated with owning cable television systems that serve substantially all of the cable television subscribers in any given geographical area. One result of the clustering trend is that the number of buyers who may be interested in acquiring a stand-alone cable television system is generally a function of the number of operators that own one or more cable television systems in a particular geographical area. In addition, the Redlands System, which is contiguous to the Riverside System and in some instances provides service to overlapping areas, will be contributed to the Joint Venture upon the consummation of the Joint Venture. The General Partner believes that as a result of the consummation of the Joint Venture and the contribution of the Redlands System to the Joint Venture, the number of potential buyers for the Riverside System could be reduced further.

 Competition

  Another significant factor considered by the General Partner in making its decision to sell the Riverside System was the General Partner's evaluation of the business risks associated with increasing levels of competition from alternative providers of video programming services. For a related discussion, see "--Prospects for Future Capital Appreciation of the Riverside System."

  The cable television industry has experienced a competitive impact from medium power and high power direct broadcast satellites ("DBS"). DBS has advantages and disadvantages as an alternative means of distributing video signals to the home. Among the advantages are (1) the initial capital investment for the satellite and uplinking segment of a DBS system (such as DirecTV), although initially high, is fixed and does not increase with the number of customers receiving satellite transmissions; (2) DBS is not currently subject to local regulation of service and prices or required to pay franchise fees; and (3) the capital costs for the ground segment of a DBS system (the reception equipment) are directly related to and limited by the number of service customers. DBS's disadvantages presently include the inability to tailor the programming package to the interests of different geographic markets, such as providing local news, other local origination services and local broadcast stations (although several DBS providers have announced their intention to retransmit local broadcasting); signal reception being subject to line of sight angles; and technology which requires a customer to rent or own one set-top box, which is significantly more expensive than a cable converter, for each television on which they want to view DBS programming. Providers of DBS have had significant growth in the number of customers they serve and the Partnership expects competition from DBS service to grow. In this regard, the Partnership is aware that DBS service is available within the service areas of the Riverside System.

  The Partnership expects that the Riverside System could face competition from telephone companies for the provision of video services. The Partnership assumes that all major telephone companies have already entered or soon will enter the business of providing video services. The major telephone companies have greater financial resources than the Partnership, and the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") ensures that telephone company providers of video services will have access to acquiring all of the significant cable television programming services. Additionally, the Telecommunications Act of 1996 (the "1996 Telecom Act") eliminates certain federal restrictions on utility holding companies and thus frees all utility companies to provide cable television services. As a result, the Riverside System could also face competition from utility companies in the delivery of video services.

  Another source of competition is multichannel multipoint distribution systems ("MMDS"). MMDS delivers programming services over microwave channels received by customers with special antennas. MMDS systems are less capital intensive, are not required to obtain local franchises or pay franchise fees, and are subject to fewer regulatory requirements than cable television systems. The Federal Communications Commission (the "FCC") has taken a series of actions intended to facilitate the development of wireless cable systems as an alternative means of distributing video programming, including reallocating the use of certain frequencies to these services and expanding the permissible use of certain channels reserved for educational purposes. The FCC's actions enable a single entity to develop an MMDS system with the potential of up to 35 analog channels, and thus compete more effectively with cable television. Developments in digital compression technology will increase significantly the number of channels that can be made available from MMDS. Since 1992, most of the Riverside System's service areas have been subject to competition from a MMDS operator.

  An emerging technology, local multipoint distribution services ("LMDS"), could also pose a significant threat to the cable television industry, if and when it becomes established. LMDS, sometimes referred to as cellular television, could have the capability of delivering more than 100 channels of video programming to a customer's home. The potential impact of LMDS is difficult to assess due to the recent development of the technology and the absence of any current fully-operational LMDS systems.

  Cable operators also compete with Master Antenna Television ("MATV") systems and Satellite MATV ("SMATV") systems, which provide multi-channel program services directly to hotel, motel, apartment, condominium and similar multi-unit complexes within a cable television system's franchise area, generally free of any regulation by state and local governmental authorities. Further, the FCC in 1997 adopted new rules that restrict the ability of cable operators to maintain ownership of cable wiring inside multi-unit buildings, thereby making it less expensive for SMATV competitors to reach those customers.

  During 1997, there has been a significant increase in the number of cities that have constructed their own cable television systems in a manner similar to city-provided utility services. These systems typically will compete directly with the existing cable operator without the burdens of franchise fee or other local regulation. Although the total number of municipal overbuild cable systems remains relatively small, the activities in 1997 would indicate an increasing trend in cities authorizing such direct municipal competition with cable operators. Within the cable television industry, cable operators may compete with other cable operators or others seeking franchises for competing cable television systems at any time during the terms of existing franchises or upon expiration of such franchises in expectation that the existing franchise will not be renewed. The 1992 Cable Act promotes the granting of competitive franchises.

  Based on the foregoing, the Partnership continues to believe that the Riverside System will experience competition from alternative providers of video programming services in the future. With the exception of the DBS operators and a MMDS operator that compete with the Riverside System, the Partnership has no basis upon which to estimate the number of cable television companies and other entities with which the Riverside System competes or may potentially compete.

  Cable television system operators are presently operating in an industry that is characterized by rapidly changing competitive, regulatory, technological and economic factors. The full extent to which other media or home delivery services will compete with cable television systems may not be known for some time and there can be no assurance that existing, proposed, or undeveloped technologies will not become dominant in the future. Although the General Partner generally is unable to predict the effect that such changing factors might have on the Partnership's financial condition and results of operations, the General Partner believes that the continued evolution of such factors could place the Partnership at a competitive disadvantage if it were not to implement certain technological advancements or improvements to the Riverside System. In this regard, the Riverside System introduced digital video services during the third quarter of 1997. See "Prospects for Future Capital Appreciation of the Riverside System."

  The General Partner cannot predict the impact that these existing and future competitors will have on the operations of the Riverside System. At June 30, 1998, the Riverside System did not have a significant number of subscribers to digital video services. The Partnership has no specific plans with respect to more extensive advancements or improvements that would involve the replacement of coaxial trunk cable with fiber optic cable. Even if the Riverside System implements additional technological advancements or improvements, the General Partner believes that the impact from these sources of competition could still be substantial.

  Accordingly, the General Partner believes that the consummation of the Riverside Sale represents a desirable course of action because Limited Partners would be relieved of the risks and uncertainties associated with the above-described competitive developments.

 Regulation

  The operation of cable television systems is extensively regulated by the FCC, some state governments and most local governments. In making its decision to sell the Riverside System, the General Partner considered the regulatory environment facing the cable television industry in general and the Riverside System in particular.

  On October 5, 1992, Congress enacted the 1992 Cable Act, which greatly expands federal and local regulation of the cable television industry. Among other matters, the 1992 Cable Act mandated regulation of certain cable television rates, provided for the choice by broadcast television stations of either "must carry" rights or "retransmission consent" rights, regulated the sale of cable programming, and implemented other operational restrictions.

  In 1993 and 1994, the FCC adopted certain rate regulations required by the 1992 Cable Act and imposed a moratorium on certain rate increases. As a result of such actions, the Partnership's basic and tier service rates and its equipment and installation charges (the "Regulated Services") are subject to the jurisdiction of local franchising authorities and the FCC. Under the FCC's rate regulations, rate increases are governed by a complicated price structure that allows for the recovery of inflation and certain increased costs, as well as providing some incentive for expanding channel carriage. The FCC has modified its rate adjustment regulations to allow for annual rate increases and to minimize previous problems associated with delays in implementing rate increases. Operators also have the opportunity of bypassing this "benchmark" structure in favor of traditional cost-of-service regulation in cases where the latter methodology appears favorable. However, the FCC significantly limited the inclusion in the rate base of acquisition costs in excess of the historical cost of tangible assets. Premium cable services offered on a per channel or per program basis remain unregulated, as do affirmatively marketed packages consisting entirely of new programming product.

  The Partnership believes that it has complied, in all material respects, with the provisions of the 1992 Cable Act, including its rate setting provisions. However, the Partnership's rates for Regulated Services are subject to review by the FCC, if a complaint has been filed, or by the appropriate franchise authority, if such authority has been certified. If, as a result of the review process, a system cannot substantiate its rates, it could be required to retroactively reduce its rates to the appropriate benchmark and refund the excess portion of rates received. Any refunds of the excess portion of tier service rates would be retroactive to the date of complaint. Any refunds of the excess portion of all other Regulated Services rates would be retroactive to one year prior to the implementation of the rate reductions.

  On February 8, 1996, the 1996 Telecom Act was signed into law.

  The 1996 Telecom Act alters the regulatory structure governing the nation's telecommunications providers, including the Partnership. It removes barriers to competition in both the cable television market and the local telephone market. Among other things, it reduces the scope of cable rate regulation. The 1996 Telecom Act sunsets FCC regulation of cable programming service tiers ("CPST") for all systems (regardless of size) on March 31, 1999. However, certain members of Congress and FCC officials have called for the delay of this regulatory sunset and further have urged more rigorous rate regulation (including limits on programming cost pass-throughs to cable customers) until a greater degree of competition to incumbent cable operators has developed. On February 25, 1998, legislation was introduced in Congress which if enacted could extend the statutory "sunset" and extend FCC regulation of CPST rates beyond March 31, 1999. The 1996 Telecom Act also relaxes existing uniform rate requirements by specifying that uniform rate requirements do not apply where the operator faces effective competition, and by exempting bulk discounts to multiple dwelling units ("MDUs"), although complaints about predatory pricing in MDUs still may be made to the FCC.

  Even though the Riverside System's franchise areas were not subject to rate regulation at June 30, 1998, future events could occur that could cause one or more of the Riverside System's franchise areas to be subject to rate regulation. Moreover, Congress and the FCC have frequently revisited the subject of cable television rate regulation and may do so again. Future legislative and regulatory changes could adversely affect the Riverside System's operations.

  In light of the uncertainties and adverse developments within the regulatory framework for the cable television industry, the General Partner believes that consummation of the Riverside Sale represents a desirable course of action because the Limited Partners would be relieved of the business risks associated with such uncertainties and adverse developments.

 Conclusion

  In the General Partner's opinion, the consummation of the Riverside Sale represents the most desirable course of action because the Partnership's interests in the Riverside System would be converted to cash and the Limited Partners would be relieved of the risks and uncertainties associated with the continued ownership of the Riverside System.

ALTERNATIVES CONSIDERED TO THE RIVERSIDE SALE

 Continued Ownership of the Riverside System

  In March 1996, the General Partner considered, but rejected as not in the best interest of the Limited Partners, retaining the Riverside System for a longer period with the expectation of achieving greater capital appreciation. This alternative was rejected because, based on the General Partner's experience in the cable television industry and its specific knowledge of the competitive, regulatory, financial and other factors affecting the operations of the Riverside System, the General Partner believed that any significant future increase in the value of the Riverside System was not likely to be achieved without making substantial capital investments in the Riverside System. Even if the Partnership were to make such capital investments, there is no assurance that a reasonable return on any such capital investments could be achieved during the remaining term of the Partnership. Moreover, the General Partner believed that any increase in the holding period of the Riverside System (i) would subject the Limited Partners to business risks related to competitive, technological and regulatory developments in the cable television industry and (ii) would not be consistent with the Limited Partners' expectations as to the length of such holding period. The General Partner also believes that any increase in the holding period of the Riverside System could subject the Limited Partners to a decrease in the number of potential buyers at a subsequent sale date due to the establishment of the Joint Venture between TCIC and Century. It should be noted that, based on its experience in the cable television industry, the General Partner did not believe it was necessary to perform any specific financial analysis in the context of evaluating the merits of this alternative. See "Reasons for the Riverside Sale."

BACKGROUND OF THE RIVERSIDE SALE

 General

  Because the Partnership was expected to hold its cable television investments for a number of years after its formation, no efforts to dispose of its cable television systems were made by the General Partner in the early years of the Partnership's existence. Instead, the General Partner concentrated its initial effort in making suitable investments for the Partnership, consistent with the Partnership's investment policies and restrictions, and managing all of its cable television systems with a view to achieving capital appreciation.

  Annually, generally during the spring, representatives of TVI and Cable Corp. (prior to its withdrawal in January 1996 as a general partner of the General Partner) met at TVI's offices in Denver, Colorado to review the Partnership's cable television systems' financial condition and recent operating results and to discuss the operational plans for the Partnership's cable television systems, including budgeted operating data and capital expenditures. In the summer of 1994, the General Partner and the general partner of ACT 4 considered the sale of the Newport News System. The General Partner and the general partner of ACT 4 believed that a sale at that time was warranted because of recent improvements in the cable television marketplace, and they concluded that it was an appropriate time to sell the Newport News System. On January 1, 1996, Newport News sold the Newport News System for cash proceeds of $121,886,000. See "OTHER RELEVANT INFORMATION--Dissolution of the Partnership; Distributions".

  At the annual meeting held in March 1996, representatives of TVI again considered the alternative of selling the cable television systems then owned by the Partnership, and considered various factors relevant to a decision to proceed with a sale of such systems. First, the General Partner had reached the conclusion that the traditional means used to increase the value of the Partnership's cable television systems were becoming less effective and could no longer be relied upon to produce significant increases in value in future periods and that any significant future increases in value were likely to result from the implementation of certain technological advancements or improvements to such systems. See "Reasons for the Riverside Sale--Prospects for Future Capital Appreciation of the Riverside System." Second, the General Partner was aware that the Riverside System was subject to competition from a MMDS operator. Third, the 1996 Telecom Act does not deregulate cable television tier rates until 1999 (and basic service tier rates will remain regulated thereafter) and the 1996 Telecom Act removes barriers to competition in the cable television market. Fourth, because MSOs were pursuing clustering strategies, the General Partner thought that MSOs would again become active in the marketplace. Fifth, the General Partner was aware that all of its cable television systems were subject to competition from DBS operators. Finally, the General Partner was also aware that possible future competition from "video dial-tone" services could have an adverse impact on the revenue and cash flow of the Lower Delaware and St. Mary's Systems. For the foregoing reasons, the General Partner determined, in its business judgment, that it was an appropriate time to begin exploring a means through which Limited Partners could liquidate their investment in the Partnership's cable television systems. See "Reasons for the Riverside Sale."

  Because of the competitive, economic, regulatory and financial environment in which the Partnership's cable television systems operated at such time the General Partner decided, during the first quarter of 1996, to offer such systems for sale.

  Following the General Partner's decision in March 1996 to offer the 1997 Systems and the Riverside System (collectively, the "Systems") for sale, the General Partner determined to engage a broker to offer such Systems for sale in a competitive auction. The Riverside System was originally offered for sale as part of the same competitive auction. After interviewing several potential brokers, the General Partner retained the Broker to conduct the Competitive Auction because of (i) the Broker's knowledge of the Systems, (ii) the General Partner's belief (based on its knowledge of the cable television industry) that the Broker is one of the leading cable television brokers in the United States and (iii) the experience with the Broker of the other partnerships in which TCIC and Presidio Capital Corp. ("Presidio") indirectly own general and limited partnership interests (the "PR-TCI Partnerships") in connection with the sale of the cable television systems owned by such partnerships.

  The General Partner, with the assistance of the Broker, established procedures for the Competitive Auction that were designed to elicit the highest bids and to reduce any advantages which other bidders might have perceived TCIC to have had over such bidders. These procedures included instructions for the submission of bids and provided, in part, that (i) all bids were to be submitted in sealed envelopes; (ii) no bids were to be opened until after the deadline for submission of bids had passed; and (iii) separate bids were to be submitted on individual Systems.

  The General Partner believes that the Competitive Auction was conducted in a manner that was designed to mitigate potential conflicts of interest. All potential bidders were advised that TCIC would also be a potential bidder, and procedures (as described in the preceding paragraph) were established to minimize any perceived competitive advantage to TCIC. In order to avoid this possible conflict, the General Partner could have prohibited TCIC and its affiliates from participating in the Competitive Auction. Instead, the General Partner determined that it would not have been in the best interest of the Limited Partners to prohibit TCIC and its affiliates from submitting bids for the Systems because to do so would have eliminated a financially qualified bidder who was capable of submitting bids which would be competitive with those received from non-affiliates. In addition, the General Partner believed that if TCIC and its affiliates were prohibited from participating in the Competitive Auction, certain bidders might have attempted to take advantage of their absence by submitting bids for the Systems which would be lower than the bids which otherwise would have been submitted had TCIC and its affiliates been a potential competitor for the Systems.

  The Competitive Auction resulted in the sale of the Lower Delaware System, the St. Mary's System and the Southern Tennessee System in 1997. See "OTHER RELEVANT INFORMATION--Dissolution of the Partnership; Distributions." A letter of intent was entered into for the sale of the Riverside System as a result of the Competitive Auction; however, the Partnership was unable to negotiate a sale of the Riverside System on acceptable terms at that time.

 Riverside Sale

  After the Partnership was unable to sell the Riverside System in the Competitive Auction, the Partnership continued to seek a buyer for the Riverside System. The Broker continued to contact potential bidders about the Riverside System. One of the potential bidders which had originally expressed an interest in purchasing the Riverside System, but had not submitted a bid at the time of the Competitive Auction, expressed a continued interest in purchasing the Riverside System. In addition, another potential bidder expressed an interest in purchasing the Riverside System. After signing confidentiality agreements, the Broker sent the prospective bidders an informational memorandum which contained pertinent business and financial information regarding the Riverside System. These informational memoranda were mailed on November 13, 1997. The procedures for the Competitive Auction were again used for the bids relating to the sale of the Riverside System. On January 30, 1998, the Broker sent all prospective bidders who received the informational memorandum an auction procedures letter (the "Procedures Letter") which set forth specific terms governing the manner in which bids for the Riverside System should be submitted. Each bidder was also provided with a form asset purchase agreement. The Procedures Letter required that all bids be submitted to the Broker by 3:00 p.m. Denver time on February 16, 1998, which date was extended to February 17, 1998 at the request of one of the bidders. In addition, the Procedures Letter provided, among other things, that bids remain open for 15 business days from the date the bids were due.

  Bidders were also advised that the Partnership had no obligation to accept any bid even if it represented the highest and best proposed sales price. In addition, bidders were told that in connection with the evaluation of bids, the Partnership would consider such matters as it deemed appropriate, including (a) the amount of consideration, (b) the timing of the consummation of the transaction, (c) the risk of non-consummation of the transaction, (d) the structure of the transaction, (e) the contingencies associated with the bid proposal and, in particular, any proposed financing arrangements and (f) the nature and extent of any proposed changes to the form of asset purchase agreement.

  On February 20, 1998, representatives of the Broker, the General Partner and the Partnership's legal advisors participated in a conference call to discuss and analyze the terms (including the sales price and certain conditions) of the bids submitted. The Broker then contacted all of the bidders by telephone and provided them with an opportunity to increase their bid. On February 25, 1998, the Board of Directors of TVI, at a meeting held at its office in Denver, Colorado and via telephone, reviewed the results of discussions among representatives of the Broker, the bidders and the Partnership's legal advisors. At such meeting, TVI authorized the Partnership's legal advisors to commence negotiations for a sale of the Riverside System to Century. At such meeting the Board of Directors of TVI also authorized Marvin Jones, the President of TVI, to execute a definitive asset purchase agreement for the sale of Riverside System, substantially on the terms discussed at such meeting, with such changes as Mr. Jones deemed appropriate. From February 25, 1998 to August 12, 1998, the Partnership's legal advisors continued negotiations with Century regarding specific provisions to the form asset purchase agreement.

  On August 12, 1998, the Partnership entered into a definitive agreement to sell the Riverside System to Century for $33,000,000 in cash.

  In April 1998, representatives of TVI contacted representatives of Lehman Brothers to discuss the possible engagement of Lehman Brothers as an advisor to the General Partner for the purpose of evaluating the fairness of the terms of the proposed Riverside Sale to the Partnership. The General Partner believed that obtaining a fairness opinion would provide an independent basis upon which the General Partner could support its recommendation regarding the proposed Riverside Sale. On April 16, 1998, Lehman Brothers agreed to advise the General Partner with respect to the fairness to the Partnership from a financial point of view of the consideration to be received for the Riverside Sale. On August 31, 1998, the General Partner received a written opinion from Lehman Brothers with respect to the Riverside Sale stating that the consideration to be received by the Partnership for the Riverside Sale is fair, from a financial point of view, to the Partnership. Lehman Brothers confirmed its opinion at a meeting of the Board of Directors of TVI held on October 16, 1998.

FAIRNESS OF THE RIVERSIDE SALE

  The General Partner believes that the consideration to be received by the Partnership in connection with the Riverside Sale is fair to the Limited Partners, and it recommends that the Limited Partners approve the Riverside Sale. The General Partner, because of its contractual and fiduciary duty to the Limited Partners, has an obligation to ensure that the Riverside System is sold for a fair price.

  The following is a brief description of the reasons why the General Partner believes the Riverside Sale is fair to the Limited Partners:

 Cash Flow and Subscriber Multiples

  In assessing the fairness of the consideration to be received in the Riverside Sale, the General Partner considered the annualized cash flow multiples and the per subscriber values represented by the sales prices for the Riverside System. The General Partner believes, based on its knowledge of the cable television marketplace, that such annualized cash flow multiples and per subscriber values are indicators commonly used to compare and estimate the value of cable television assets.

  The following table sets forth these ratios and values for the Riverside System as of and for the year ended December 31, 1997, the period immediately preceding the date that bids were due for the Riverside System:

       RATIO OF
       PURCHASE      PER
       PRICE TO   SUBSCRIBER
     CASH FLOW(1)  VALUE(2)
     ------------ ----------
         9.1        $1,750

--------
(1) Calculated by dividing the sales price by cash flow for the year ended December 31, 1997. Cash flow represents the annual operating income before depreciation, amortization, management fees and certain administrative allocations from TCA.
(2) Calculated by dividing the sales price by the minimum number of equivalent basic subscribers needed at the time of the closing of the sale of the Riverside System, so that there is no purchase price adjustment. It should be noted that the per subscriber value of $1,728 calculated by Lehman Brothers was based on the number of subscribers as of June 30, 1998. See "FAIRNESS OPINION--Comparable Public Company Methodology."

  The General Partner believes that the above cash flow and per subscriber values for the Riverside Sale are comparable to the corresponding multiples and values represented by recent prices paid for comparable cable television systems with sufficient assets to operate as a stand-alone system. The General Partner based this belief on its knowledge of the cable television marketplace and the specific quantitative and qualitative characteristics of the Riverside System. With respect to the Riverside System, the General Partner was particularly aware of the fact that the Riverside System (i) shared certain cable distribution assets and office facilities with certain affiliated cable television systems and (ii) was subject to competition from a MMDS operator and from an affiliated cable television system.

  In addition, based on the information provided to it by TCIC, the General Partner believes that the sales price to be received by the Partnership for the Riverside System is approximately equal to the estimated value that Century would have received for its contribution of the Riverside System to the Joint Venture had the Joint Venture closed on June 30, 1998. The terms of the proposed Joint Venture agreement between Century and TCI provide that the value to be attributed to each cable television system contributed to the Joint Venture, including the contribution of the Riverside System by Century, will be determined by the system's operating cash flow (operating income before depreciation and amortization) for the three months preceding the closing of the Joint Venture times a fixed multiplier applicable to every system, subject to an agreed-upon technology adjustment for each system and other adjustments.

  As described under "Plans If the Riverside Sale Is Not Consummated," TCIC is contributing the Redlands System to the Joint Venture. Such system is adjacent to the Riverside System and the Riverside System utilizes office facilities, personnel and certain distribution assets of the Redlands System. Although the values to be attributed to each cable television system contributed to the Joint Venture will not be determined on a per subscriber basis, the General Partner has determined based on information provided by TCIC that had the Joint Venture closed on June 30, 1998, the per subscriber price that TCIC would have received for the Redlands System, determined in accordance with the proposed Joint Venture agreement as described above, would have been approximately $1,780.

 Independent Fairness Opinion

  The opinion from Lehman Brothers stating that the consideration to be received by the Partnership for the Riverside Sale is fair, from a financial point of view, to the Partnership confirmed the General Partner's belief and provided an independent basis upon which the General Partner could support its recommendation regarding the proposed Riverside Sale. See "FAIRNESS OPINION" and Appendix B.

 Alternative Transaction Provisions

  The General Partner, in determining the fairness of the consideration to be received in connection with the Riverside Sale, considered the terms and conditions of the Asset Purchase Agreement, including the Alternative Transaction provision which generally provides that the Asset Purchase Agreement can be terminated for the reasonable out of pocket fees and expenses incurred by Century if the Partnership receives an unsolicited better offer for the Riverside System. The General Partner believes that such a provision affords the Partnership protection regarding the adequacy of the price received for the Riverside System.

PLANS IF THE RIVERSIDE SALE IS NOT CONSUMMATED

  The General Partner believes that consummation of the Riverside Sale is the preferable course of action. In the event that the Riverside Sale approved by the Limited Partners does not close, it is currently the General Partner's intention to seek a substitute buyer for the Riverside System. There is no assurance that the General Partner could arrange for a Substitute Sale Transaction for the Riverside System at an appropriate price or on terms acceptable to the Partnership. Accordingly, there is no assurance that the sales price for any Substitute Sale Transaction would be equivalent to the sales price contained in the Asset Purchase Agreement. Any change to the amount of net sales proceeds to be received would cause a corresponding change to the Pro Forma Distribution Per Unit. See "PRO FORMA FINANCIAL INFORMATION." If the General Partner's efforts in arranging a Substitute Sale Transaction prove to be unsuccessful, the General Partner would continue to operate the Riverside System.

  TCIC, an affiliate of the Partnership, and Century have signed a letter of intent to establish a Joint Venture that will combine multiple cable television systems in Southern California. Among those systems to be contributed to such Joint Venture by TCIC and its affiliates is the Redlands System. The Riverside System currently utilizes office facilities, personnel and certain cable distribution assets of the Redlands System. The Riverside System is managed by TCA, an indirect wholly-owned subsidiary of TCIC. In the event that the Joint Venture is consummated prior to the Riverside Sale, or the Joint Venture is consummated and the Riverside Sale is not consummated, TCA will continue to manage the Riverside System. The Partnership has agreed that in the event the Joint Venture is consummated prior to the Riverside Sale, TCA may engage the Joint Venture to perform all or any portion of the day-to-day management of the Riverside System. In the event the Joint Venture is engaged to perform management services for the Riverside System, the management fee to be charged shall be the lesser of (x) the fee charged by Century (or its affiliates) to the Joint Venture to manage the Joint Venture's systems and (y) the fee in effect immediately prior to the consummation of the Joint Venture. In the event the Riverside Sale is consummated, the Riverside System is among those systems to be contributed to the Joint Venture by Century. TCIC will have a 25% interest in the Joint Venture, which will be managed by Century. See "INTERESTS OF TCIC AND RELATED PARTIES--Interests of TCIC and Its Affiliates."

RECOMMENDATION FOR A SUBSTITUTE SALE TRANSACTION

  The General Partner believes that the consideration to be received by the Partnership in connection with a Substitute Sale Transaction will be fair to the Limited Partners, and it recommends that the Limited Partners approve such a transaction. The General Partner, because of its contractual fiduciary duty to the Limited Partners, has an obligation to ensure that the Riverside System is sold for a fair price. The General Partner believes that the conditions that must be satisfied in connection with a Substitute Sale Transaction ensure that such a transaction will be fair to the Limited Partners. First, the General Partner must receive a written opinion from an independent investment banking firm of national repute that the consideration to be received pursuant to any such transaction is fair to the Partnership from a financial point of view. Second, any such transaction must be consummated within two years from the date of this Proxy Statement for cash consideration. Third, the purchaser in any such transaction must be a person who is not an affiliate of the Partnership. In addition, the General Partner believes that (i) in approving the Riverside Sale (referenced under Resolution
1), the Limited Partners will have expressed their desire to sell all of the Partnership's assets and (ii) it is in the best interest of the Limited Partners to approve a Substitute Sale Transaction at this time due to the time and expense associated with another solicitation of proxies.

                       DESCRIPTION OF THE RIVERSIDE SALE

  If the Riverside Sale is approved by the requisite vote of Limited Partners and the other conditions of the Asset Purchase Agreement are satisfied or waived, the Partnership will sell all of its assets (other than cash and funds held in escrow), as more fully described below, and the Partnership will thereafter make liquidating distributions to its partners, after making provision for all of its liabilities. If the Riverside Sale is consummated, the Partnership will take action to dissolve, wind-up and terminate its existence.

  At the Special Meeting, Limited Partners will be asked to consider and vote upon the following resolutions:

 Resolution 1: Sale of the Riverside System

  Consent to the sale of the Riverside System to Century or one of Century's affiliates pursuant to the Asset Purchase Agreement dated as of August 12, 1998 between the Partnership and Century.

 Resolution 2: Substitute Sale of the Riverside System

  Consent to any substitute sale transaction that the General Partner determines to be in the best interest of the Limited Partners in the event that the Riverside Sale (as referenced under Resolution 1) is approved by the Limited Partners, but does not close for any reason; provided, however, that such substitute sale transaction will only be consummated if (i) the General Partner obtains an opinion from an investment banking firm of national repute that the consideration to be received pursuant to any such substitute sale transaction is fair to the Partnership from a financial point of view, (ii) such substitute sale is consummated within two years of the date of this Proxy Statement for cash consideration and (iii) the purchaser in such transaction is not an affiliate of the Partnership. Approval of this Resolution shall also be deemed a consent to a sale of all of the Partnership's assets (other than cash and funds held in escrow), which would ultimately result in the dissolution and termination of the Partnership pursuant to the Partnership Agreement.

  LIMITED PARTNERS MUST VOTE ON EACH RESOLUTION SEPARATELY AND APPROVAL OF EITHER RESOLUTION IS NOT DEPENDENT ON APPROVAL OF THE OTHER RESOLUTION. THE GENERAL PARTNER RECOMMENDS THAT YOU VOTE FOR APPROVAL OF EACH RESOLUTION.

RIVERSIDE SALE

  The Partnership proposes to sell the Riverside System to Century.

 Description of the Riverside System

  The Riverside System, which offers 65 channels (of which 62 are in use), provides cable television service to the communities in and around Riverside, California. As of June 30, 1998, the Riverside System served approximately 19,100 equivalent basic subscribers, passed approximately 31,500 homes and operated approximately 400 miles of cable plant. The Riverside System shares an office and certain distribution assets with certain affiliated cable television systems. The Riverside System is subject to competition from a MMDS operator and DBS operators, and from TCIC, which also has a franchise agreement for a portion of the area encompassed by the Riverside System. TCIC, an affiliate of the Partnership, and Century have signed a letter of intent to establish a Joint Venture that will combine multiple cable television systems in Southern California. Among those systems to be contributed to such Joint Venture by TCIC and its affiliates is the Redlands System.

The Riverside System currently utilizes office facilities, personnel and certain cable distribution assets of the Redlands System. The Riverside System is managed by TCA, an indirect wholly-owned subsidiary of TCIC. In the event that the Joint Venture is consummated prior to the Riverside Sale, or the Joint Venture is consummated and the Riverside Sale is not consummated, TCA will continue to manage the Riverside System. The Partnership has agreed that in the event the Joint Venture is consummated prior to the Riverside Sale, TCA may engage the Joint Venture to perform all or any portion of the day-to-day management of the Riverside System.

  The franchise agreements that authorize the operation of the Riverside System are scheduled to expire in February 2001 and April 2006. See "BACKGROUND AND REASONS FOR THE RIVERSIDE SALE--Reasons for the Riverside Sale--Competition."

 Principal Provisions of the Asset Purchase Agreement

  The summary of the Asset Purchase Agreement that is set forth below is qualified in its entirety by reference to the complete Asset Purchase Agreement, which has been filed with the Securities and Exchange Commission (the "Commission").

  Sales Price. The sales price for the Riverside System is $33,000,000, payable in cash. The sales price is subject to the following prorations and adjustments as of the closing date:

    (i) revenues and expenses attributable to the operation of the Riverside System shall be allocated such that the Partnership receives all revenues (other than accounts receivable being purchased by Century) and shall be responsible for all expenses arising from operations up to the closing date and Century shall receive all such revenues and shall be responsible for all such expenses arising from operations on and after such date;

    (ii) the sales price shall be increased by an amount equal to the sum of
  (a) the face amount of all accounts receivable which, as of the closing date, are outstanding for a period of not more than 60 days and (b) all advance payments to, or deposits with, third parties relating to the operation of the Riverside System; and

    (iii) the sales price shall be decreased by an amount equal to the sum of
  (a) all advance payments to, or monies of third parties deposited with, the Partnership relating to the operation of the Riverside System and (b) if, as of the first day of the month in which the closing occurs, the aggregate number of equivalent basic subscribers is less than 18,853, an amount equal to the difference between 18,853 and the aggregate number of equivalent basic subscribers as of the first day of the month in which the closing occurs, times $1,750.

  Conditions to Closing. Consummation of the Riverside Sale is subject to the following material conditions: (i) approval of the Riverside Sale by Limited Partners owning in the aggregate more than 50% of the Units; (ii) the accuracy of the representations and warranties; (iii) no material adverse change having occurred; (iv) receipt of all material consents (including consents to transfer the FCC licenses) required to permit the transfer of the assets to Century or permit the Partnership to perform any of its obligations under the Asset Purchase Agreement; (v) the absence of a pending or threatened action by a governmental authority or any other person to prohibit Century's ownership or operation of the Riverside System or prevent or make illegal consummation of the Riverside Sale; (vi) the absence of the enactment of legislation which would prohibit the consummation of the Riverside Sale; (vii) compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if required; (viii) the performance of all obligations and compliance with all covenants required by the Asset Purchase Agreement; (ix) receipt of a Fairness Opinion on or before September 2, 1998; (x) the expiration of the waiting period under the HSR Act; and (xi) if the Riverside Sale is consummated prior to the consummation of the Joint Venture, the Partnership shall have assigned and Century shall have assumed the management agreement or TCA and Century may enter into a management agreement on such terms as may be mutually agreed upon, in either case, having a term of one year, unless mutually extended by TCA and Century. The Partnership and Century have applied for the regulatory approvals referred to in subsections (iv) and (vii) hereof, but these have not yet been obtained. There is no assurance that the Riverside Sale will be consummated.

  Representations and Warranties. The Partnership's representations and warranties include the following: (i) valid organization and qualification of the Partnership and authorization of the Asset Purchase Agreement; (ii) non-contravention of the Asset Purchase Agreement with the Partnership's charter documents, legal requirements or contracts; (iii) completeness of the assets necessary to conduct the business; (iv) title to property; (v) compliance with environmental matters, required permits, copyright, and the rules of the FCC;
(vi) list of material contracts; (vii) accuracy of financial statements;
(viii) absence of legal proceedings; (ix) employment matters; (x) number of homes passed, equivalent basic subscribers, subscribers of expanded basic services, bandwidth and miles of plant; and (xi) certain tax matters. Century's representations and warranties include: (i) valid organization of Century and authorization of the Asset Purchase Agreement; (ii) non-contravention of the Asset Purchase Agreement with Century's charter documents, legal requirements or contracts; (iii) certain litigation matters;
(iv) conformity of Century's financial statements to generally accepted accounting principles, except as may be noted therein; (v) Century's belief in its ability to finance the purchase of the Riverside System; and (vi) Century's knowledge regarding qualification for licenses and permits. The representations and warranties of the parties generally survive the closing.

  Indemnification. The Partnership has agreed to indemnify Century with respect to claims for (i) brokerage or agent's or finder's commissions or compensation, (ii) non-assumed liabilities (generally liabilities of the Riverside System which were incurred prior to the closing date) and (iii) breaches of representations, warranties, or covenants, provided that after closing, the Partnership's maximum liability for such indemnifiable claims (except for breaches of covenants to be performed by the Partnership after the closing date) is limited to $1,500,000, the portion of the sales price that will be deposited into escrow (the "Escrow"). Any claims against the Escrow must be made by Century no later than 180 days after the closing. The Partnership will have no liability for indemnifiable claims until the total of all damages with respect to such claims exceeds $37,500, but then it will be liable for the entire amount of such damages, including those not in excess of $37,500. The amount placed in the Escrow will not be available for distribution to the Limited Partners until the escrow period has expired. Any undisputed funds remaining in the escrow account at the end of the escrow period will be payable to the Partnership.

  Termination. In the event the Riverside Sale has not been consummated by March 31, 1999, the termination date, either of the parties may terminate the Asset Purchase Agreement. The Partnership may, in certain circumstances, terminate the Asset Purchase Agreement following receipt of an unsolicited proposal for an Alternative Transaction as described below. The Partnership could also have terminated the Asset Purchase Agreement if it had not received the Fairness Opinion by September 2, 1998.

  Alternative Transactions. The Partnership has agreed that it will not initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to any Alternative Transaction (as defined below), engage in any negotiations concerning, or provide to any other person any information or data relating to, the business or assets of the Riverside System for the purposes of, or have any discussions with any person relating to, or otherwise cooperate in any way with or assist or participate in, facilitate or encourage, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any effort or attempt by any other person to seek or to effect an Alternative Transaction, or agree to or endorse any Alternative Transaction. However, the Partnership may make any disclosure to the Limited Partners that, in the judgment of the General Partner in accordance with the advice of independent counsel, is required under applicable law. In addition, (i) following receipt of an unsolicited request of a third party to furnish information relating to the Partnership or the assets of the Riverside System for the purposes of an Alternative Transaction, the General Partner may furnish to such third party the requested information and may participate in negotiations with the person making (or who may reasonably be expected to make) an unsolicited proposal regarding an Alternative Transaction and (ii) following receipt of a proposal for an Alternative Transaction, the General Partner may terminate the Asset Purchase Agreement, to the extent that the General Partner determines, in good faith on the basis of advice of independent counsel, that such action is necessary or appropriate in order for the General Partner to act in a manner that is consistent with its fiduciary obligations under applicable law. If the Partnership terminates the Asset Purchase Agreement because it has accepted a proposal for an Alternative Transaction, the Partnership must pay to Century all of its reasonable out-of-pocket fees and expenses incurred or paid by or on behalf of Century (other than investment banking fees) in connection with consummation of the Riverside Sale.

  The term "Alternative Transaction" is defined in the Asset Purchase Agreement as any transaction which could result in the transfer of control over, or ownership of, all or substantially all of the assets of the Riverside System, including (a) any merger or consolidation of the Partnership in which another person or group of persons acquires 50% or more of the partnership interests in the Partnership or the equity interests of the surviving entity, as the case may be, (b) any tender offer or exchange offer for partnership interests in the Partnership which, if consummated, would result in a person or group of persons (other than the existing partners in such entities as of the date of the Asset Purchase Agreement) owning 50% or more of the partnership interests in the Partnership or (c) any sale or other disposition of all or substantially all of the assets of the Partnership.

  Although the Partnership did not issue a press release regarding the sales price for the Riverside System, the Partnership did file with the Commission a Current Report on Form 8-K (dated August 27, 1998) which disclosed the sales price of the Riverside System.

  Expense Reimbursement. Other than as set forth above, the Asset Purchase Agreement provides that each party will pay all of its own expenses, including attorneys' and accountants' fees, in connection with the transaction. In addition, each party has agreed to pay one-half of any state or local sales, use, transfer, excise, documentary or license taxes or fees or any other charge imposed by any governmental authority as a consequence of the transfer of the assets.

SUBSTITUTE SALE TRANSACTION

  Limited Partners are also being asked to consent to any Substitute Sale Transaction to a purchaser that is not an affiliate of the Partnership that the General Partner determines to be in the best interest of the Limited Partners in the event that the Riverside Sale is approved by the Limited Partners, but does not close for any reason; provided, however, that no such Substitute Sale Transaction shall be consummated unless (i) the General Partner obtains an opinion from an investment banking firm of national repute that the consideration to be received pursuant to such sale transaction is fair to the Partnership from a financial point of view, (ii) such substitute sale is consummated within two years of the date of this Proxy Statement for cash consideration and (iii) the purchaser in such transaction is not an affiliate of the Partnership. Consent to any Substitute Sale Transaction shall also be deemed a consent to the sale of all of the Partnership's assets (other than cash and funds held in escrow), which would ultimately result in the dissolution and termination of the Partnership pursuant to the Partnership Agreement. The Partnership is making this proposal in order to avoid the time and expense associated with seeking Limited Partner approval of a Substitute Sale Transaction.

                               FAIRNESS OPINION

GENERAL

  Lehman Brothers was engaged by the Partnership to conduct an analysis of whether the consideration to be received by the Partnership in connection with the Riverside Sale is fair, from a financial point of view, to the Partnership and to render the Fairness Opinion. Lehman Brothers rendered the Fairness Opinion to the General Partner on August 31, 1998, to the effect that, as of such date, the consideration to be received by the Partnership in connection with the Riverside Sale is fair, from a financial point of view, to the Partnership. Lehman Brothers confirmed its opinion at a meeting of the Board of Directors of TVI held on October 16, 1998.

  THE FULL TEXT OF LEHMAN BROTHERS' WRITTEN OPINION, DATED AUGUST 31, 1998, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. LIMITED PARTNERS MAY READ THE FAIRNESS OPINION FOR A DISCUSSION OF THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY LEHMAN BROTHERS IN RENDERING SUCH FAIRNESS OPINION. THE SUMMARY OF THE FAIRNESS OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH FAIRNESS OPINION.

  Except as described below, no limitations were imposed by the Partnership on the scope of Lehman Brothers' investigation or the procedures to be followed by Lehman Brothers in rendering the Fairness Opinion. Lehman Brothers was not requested to and did not make any recommendation to the Partnership as to the form or amount of the consideration to be received by the Partnership in the Riverside Sale, which was determined through arm's-length negotiations between the parties. In arriving at the Fairness Opinion, Lehman Brothers did not ascribe a specific range of value to the Riverside System, but rather made its determination as to the fairness, from a financial point of view, of the consideration to be received by the Partnership in the Riverside Sale on the basis of the financial and comparative analyses described below. Lehman Brothers' Fairness Opinion is for the use and benefit of the Partnership and was rendered to the Partnership in connection with its consideration of the Riverside Sale. The Fairness Opinion is not intended to be and does not constitute a recommendation to any Limited Partner of the Partnership as to how such Limited Partner should vote with respect to the Riverside Sale. Lehman Brothers was not requested to opine as to, and the Fairness Opinion does not address, (i) the Partnership's underlying business decision to proceed with or effect the Riverside Sale, (ii) any application of the proceeds of the Riverside Sale, including the allocation among the partners of the Partnership of the proceeds to be received by the Partnership in the Riverside Sale or (iii) the fairness to any Limited Partner of the Partnership of the consideration, if any, to be distributed to such Limited Partner following the consummation of the Riverside Sale.

  In arriving at the Fairness Opinion, Lehman Brothers reviewed and analyzed:
(1) the Asset Purchase Agreement and the specific terms of the Riverside Sale,
(2) a draft of the Proxy Statement dated August 17, 1998, and publicly available information concerning the Partnership and the Riverside System that Lehman Brothers believed to be relevant to its analysis, (3) financial and operating information with respect to the business, operations and assets of the Riverside System furnished to Lehman Brothers by the Partnership, including without limitation the applicable informational memorandum which was distributed to potential acquirors of the Riverside System, (4) the results of efforts by the Partnership and the Broker to solicit indications of interest, proposals and bids from third parties with respect to the acquisition of the Riverside System, (5) a comparison of the historical financial results and present financial condition of the Riverside System with those of other companies or businesses that Lehman Brothers deemed relevant, (6) a comparison of the financial terms of the Riverside Sale with the financial terms of certain other recent transactions that Lehman Brothers deemed relevant, and
(7) the ability of the Riverside System on a stand-alone basis to fund its future capital and operating requirements. In addition, Lehman Brothers had discussions with the management of the General Partner concerning the business, operations, assets, financial condition and prospects of the Riverside System and the Partnership and undertook such other studies, analyses and investigations as it deemed appropriate.

  In arriving at the Fairness Opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information and further relied upon the assurances of the management of the General Partner that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the budgeted operating results of the Riverside System for the fiscal year 1998, upon advice of the Partnership Lehman Brothers assumed that such budgets were reasonably prepared on a basis reflecting the best available estimates and judgments of the management of the Partnership as to the financial performance of the Riverside System for fiscal year 1998 and that the Riverside System will perform in accordance with such budgets. In performing its analysis and in arriving at the Fairness Opinion, Lehman Brothers did not have access to and was not provided with any forecasts of the future financial performance or results of operations of the Riverside System for any period subsequent to fiscal year 1998 because no such forecasts were available at the time of Lehman Brothers' analysis. Lehman Brothers also did not conduct a physical inspection of the assets of the Riverside System and did not make or obtain any evaluations or appraisals of any of the assets or liabilities of the Riverside System or the Partnership. The Fairness Opinion necessarily is based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of such Fairness Opinion.

  In connection with the preparation and delivery of the Fairness Opinion to the General Partner, Lehman Brothers performed a variety of financial and comparative analyses as described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at the Fairness Opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Fairness Opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Partnership. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which cable television systems actually may be sold.

ANALYSIS OF COMPETITIVE MARKETING AND BID PROCEDURES

  The Partnership did not request Lehman Brothers to solicit, and Lehman Brothers did not solicit, any proposals or other indications of interest from any third party with respect to an acquisition of the Riverside System or all or part of the assets of the Partnership. Lehman Brothers, however, did review the marketing performed by the Broker on behalf of the Partnership and the bid procedures used. In this review, Lehman Brothers considered the number of potential bidders contacted, the number of potential bidders requesting confidential information regarding the Riverside System, the number of initial bids made for the Riverside System, the number of bids made in a second round of bidding for the Riverside System and the decision process in selecting the winning bid for the Riverside System.

COMPARABLE PUBLIC COMPANY METHODOLOGY

  Using publicly available information, Lehman Brothers compared selected financial data of the Riverside System with similar data of selected companies engaged in businesses considered by Lehman Brothers to be comparable to that of the Riverside System. Lehman Brothers identified seven publicly traded companies (the "Comparable Group") which it considered to have assets reasonably comparable to the Riverside System. Lehman Brothers reviewed historical operating performance, balance sheet data, common stock trading data and other publicly available information regarding these companies which it considered relevant to establish a range of valuation multiples. The Comparable Group consisted of Adelphia Communications Corporation, Cablevision Systems Corporation, Century Communications Corp., Comcast Corporation, Cox Communications, Inc., TCA Cable TV, Inc., and MediaOne Group, Inc. Each of these companies is involved in the management and operation of cable television systems, and certain of these companies are involved in the management and operation of other non-cable assets. In each case, to the extent possible, Lehman Brothers based its analysis solely on the results of operations, balance sheet data and operating statistics concerning the consolidated cable television assets of each of the companies in the Comparable Group.

  For valuation purposes, Lehman Brothers utilized the closing stock prices of each company in the Comparable Group as of August 31, 1998. Based upon the closing prices as of such date, (i) the ratio of (a) Adjusted Total Market Value (defined as the market value of equity on a fully-diluted basis plus the value of debt, the value of outstanding non-convertible or out-of-the-money convertible preferred stock and minority interests less cash and cash equivalents adjusted to exclude the estimated public market value of the unconsolidated and non-cable television assets) to (b) operating income before depreciation and amortization for the most recent quarter for which financial information was available at the time the Fairness Opinion was rendered, multiplied by four, resulting from the consolidated cable assets for the Comparable Group, ranged from 10.3x to 13.0x with a mean of 11.4x, (ii) the ratio of Adjusted Total Market Value to projected operating income before depreciation and amortization for 1998 for the Comparable Group ranged from 9.8x to 12.8x with a mean of 11.0x, and (iii) the Adjusted Total Market Value per consolidated subscriber for the Comparable Group ranged from $1,937 to $2,626 with a mean of $2,424. The implied multiple of operating income before depreciation, amortization, management fees and corporate expense allocations for the quarter ended June 30, 1998, multiplied by four, to be paid under the Asset Purchase Agreement for the Riverside System is 8.3x. The implied multiple of budgeted operating income before depreciation, amortization, management fees and corporate expense allocations for 1998 to be paid under the Asset Purchase Agreement for the Riverside System is 7.8x. The per subscriber value to be paid for the Riverside System is $1,728 based on the number of basic subscribers for the Riverside System at June 30, 1998. Latest Quarter's Annualized Adjusted System Cash Flow (defined as operating income for the quarter ended June 30, 1998, before depreciation, amortization, management fees, corporate expense allocations and certain other adjustments, which Lehman Brothers did not believe to be material, provided to Lehman Brothers by the Partnership, multiplied by four) was used to reflect the cash flow produced the Riverside System, independent of any of the Partnership's operations which have been allocated to the Riverside System and which would not be assumed by a buyer, and thereby results in a more relevant multiple of cash flow for comparison. Due to the lack of information regarding the estimated costs of technological improvements that the individual companies in the Comparable Group might implement to their cable television systems in the future, the ratios and per subscriber amounts were not adjusted to reflect the estimated costs of any such technological improvements. Budgeted financial information for the Riverside System was based on management projections and projected financial information for the Comparable Group was based on published reports of research analysts.

  However, because of the inherent differences between the businesses, operations and prospects of the Riverside System and the businesses, operations and prospects of the companies and businesses included in the Comparable Group, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis, and accordingly also made qualitative judgments concerning differences between the financial and operating characteristics of the Riverside System and the companies and businesses in the Comparable Group that would affect the public trading value of the Riverside System and such comparable companies and businesses.

COMPARABLE TRANSACTIONS METHODOLOGY

  Using publicly available information, Lehman Brothers compared selected financial data for the Riverside System to similar data for 11 selected transactions involving the sale of cable television systems between May 1997 and April 1998 (the "Recent Transactions"), which Lehman Brothers deemed to be comparable transactions, for an indication of recent prices paid in cable television systems sales. The Recent Transactions consisted of transactions ranging in value from $15 million to $50 million. In the Recent Transactions, the average ratio of the Aggregate Transaction Value (defined as the total cash or stock purchase price plus any debt and preferred stock to be assumed less cash and cash equivalents) to the latest quarter's annualized operating income before depreciation and amortization was 8.3x and ranged from 7.4x to 9.5x, and the average Aggregate Transaction Value per basic subscriber was $1,508 and ranged from $1,286 to $1,897. In the Recent

Transactions, the acquired cable systems had a range of 11,000 to 29,300 subscribers, and the average number of subscribers was 21,300. In this regard it should be noted that as of June 30, 1998, the Riverside System had 19,100 subscribers.

  The Aggregate Transaction Value to be received in connection with the Riverside Sale represents a multiple of the Riverside System's Latest Quarter's Annualized Adjusted System Cash Flow of 8.3x. In addition, the Aggregate Transaction Value to be received in connection with the Riverside Sale represents a value per basic subscriber of $1,728 based on the number of basic subscribers for the Riverside System at June 30, 1998.

  However, because the market conditions, rationale and circumstances surrounding each of the Recent Transactions analyzed were specific to each transaction and because of the inherent differences between the businesses, operations and prospects of the Riverside System and the acquired businesses analyzed, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis, and accordingly, also made qualitative judgments concerning differences between the characteristics of the Recent Transactions and the Riverside Sale that would affect the acquisition values of the Riverside System and such acquired companies and businesses.

EXPERIENCE OF LEHMAN BROTHERS

  Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Partnership selected Lehman Brothers because of its expertise, reputation and familiarity with the Partnership in particular and the cable industry in general and because its investment banking professionals have substantial experience in transactions similar to the Riverside Sale.

COMPENSATION AND MATERIAL RELATIONSHIPS

  As compensation for its services in connection with the 1997 Sales and the Riverside Sale, the Partnership paid Lehman Brothers a retainer of $100,000 in 1997 and $150,000 for the fairness opinions delivered in connection with the 1997 Sales, and agreed to pay Lehman Brothers an additional fee of $50,000 upon delivery of the Fairness Opinion. In addition, the Partnership has agreed to reimburse Lehman Brothers for reasonable out-of-pocket expenses incurred in connection with rendering the Fairness Opinion and to indemnify Lehman Brothers for certain liabilities that may arise out of its engagement by the Partnership and the rendering of the Fairness Opinion.

  Lehman Brothers has in the past performed various services for the ultimate parent of TVI, TCI and its affiliates, including investment banking and financial and strategic advisory services, and has received customary fees for such services, which aggregated approximately $11 million for the period from January 1, 1997 to the date of the rendering of the Fairness Opinion. In the ordinary course of its business, Lehman Brothers actively trades in the securities of TCI for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

                                  MANAGEMENT

  As the Partnership has no directors or officers of its own, all of the Partnership's major decisions are made by the General Partner, whose general partner is TVI. Until it withdrew by letter dated January 17, 1996, Cable Corp., an indirect wholly-owned subsidiary of PCC, was also a general partner of the General Partner. As such, it is entitled under Colorado law to the fair value of its partnership interest based on its right to share in distributions from the General Partner. The General Partner has proposed Cable Corp. receive the share of distributions that it would have received from the General Partner if it had remained a general partner of the General Partner. The General Partner has received no response to its offer from Cable Corp. As a response to Cable Corp.'s withdrawal, TVI's board of directors has been modified such that it includes members who are not employees of, or otherwise affiliated with, TCIC.

  The Partnership has entered into a management agreement with TCA pursuant to which TCA is responsible for managing the day-to-day operations of the Riverside System.

                     INTERESTS OF TCIC AND RELATED PARTIES

GENERAL

  The Riverside Sale raises conflicts of interest for the General Partner as well as the general partner of the General Partner. Both of them have economic interests in the Riverside Sale which may conflict with each of their obligations to the Limited Partners. However, each of the General Partner and TVI believes that it has fulfilled its respective fiduciary obligations to the Partnership and the Limited Partners and that the Riverside Sale is fair to the Limited Partners. In addition, the Broker's involvement in the Riverside Sale might have involved a conflict of interest attributable to the fact that certain of the shareholders of a general partner of the Broker are also limited partners in Cablevision, the limited partner of the General Partner.

INTERESTS OF TCIC AND ITS AFFILIATES

  The recommendation of the General Partner that the Limited Partners vote for approval of each of the Resolutions could be considered subject to certain conflicts of interest. Because TCIC is the indirect parent of the General Partner and will therefore receive distributions upon the consummation of the Riverside Sale attributable to its interest in the General Partner, and because TCIC and its affiliates will receive certain disposition fees upon the consummation of the Riverside Sale, TCIC has an economic interest in the Riverside Sale and any Substitute Sale Transaction. However, the amount of distributions and the disposition fees is related directly to the amount received by the Partnership upon the sale of the Riverside System. Pursuant to a management agreement, TCA acts as the managing agent of the Riverside System. TCIC and Century have signed a letter of intent to establish a Joint Venture that will combine multiple cable television systems in Southern California. Among those systems to be contributed to such Joint Venture by TCIC and its affiliates is the Redlands System. The Riverside System currently utilizes office facilities, personnel and certain cable distribution assets of the Redlands System. The Riverside System is managed by TCA, an indirect wholly-owned subsidiary of TCIC. In the event that the Joint Venture is consummated prior to the Riverside Sale, or the Joint Venture is consummated and the Riverside Sale is not consummated, TCA will continue to manage the Riverside System. The Partnership has agreed that in the event the Joint Venture is consummated prior to the Riverside Sale, TCA may engage the Joint Venture to perform all or any portion of the day-to-day management of the Riverside System. In the event the Joint Venture is engaged to provide management services to the Riverside System, the management fee to be charged shall be the lesser of (x) the fee charged by Century (or its affiliates) to the Joint Venture to manage the Joint Venture's systems and (y) the fee in effect immediately prior to the consummation of the Riverside Sale.

  In the event both the Riverside Sale and the Joint Venture are consummated, Century will contribute the Riverside System to the Joint Venture. In such event, the Joint Venture will be the owner of the Riverside System. TCIC, through its ownership in the Joint Venture, will have a 25% indirect ownership interest in the Riverside System. In light of these arrangements, TCIC may have an interest in selling the Riverside System which is in conflict with the interests of the Limited Partners because TCIC would have an interest in valuing the Riverside System, for purposes of the Joint Venture, with the lowest possible value in order to decrease the value of the contribution by Century to the Joint Venture. The General Partner has received the Fairness Opinion stating that the consideration to be received by the Partnership in connection with the Riverside Sale is fair to the Partnership from a financial point of view.

  No member of TVI's Board of Directors owns any Units or more than one percent of the outstanding shares of TCI, the ultimate parent and owner, directly or indirectly, of all of the voting stock of TVI. Except for the employment relationships of certain members of the Board of Directors of TVI described in "MANAGEMENT," and the ownership by any member of not more than one percent of the shares of TCI, no member of TVI's Board of Directors has any economic interest in the General Partner, TVI, TCA, TCIC or TCI. All of TVI's Board of Directors voted in favor of the Riverside Sale. See "MANAGEMENT" for a description of the relationships between the members of the Board of Directors of TVI and TCIC or any of its affiliates.

  The following table sets forth the estimated amounts that would have been received by TCIC and its affiliates from the Partnership if the Riverside Sale had been consummated on June 30, 1998 (amounts in thousands):

   Disposition Fee(1)................................................... $  701
   Share of Partnership distributions(2)................................    362
                                                                         ------
     Total.............................................................. $1,063
                                                                         ======

--------
(1) The amount shown has been reduced by the amounts payable by TCA to the Broker in connection with the Riverside Sale ($289,000).
(2) This payment is attributable to TVI's 46.4% interest in the General Partner and has been reduced by the amount payable by the General Partner to Cable Corp. See "MANAGEMENT."

  At June 30, 1998, TCIC and its affiliates owed the partnership $5,116,000. The Partnership charges TCIC interest at variable rates (5.6% at June 30, 1998) on amounts owed by TCIC to the Partnership. Interest on such amounts was $54,000 during the six months ended June 30, 1998. TCIC also makes disbursements on behalf of the Partnership for all of the Partnership's expenses, including expenses for day-to-day operations and for capital expenditures, and for certain expenses incurred by TCIC and its affiliates on behalf of the Partnership. Such disbursements cause the Partnership to owe TCIC for the reimbursement of such amounts. TCIC does not charge interest to the Partnership on amounts owed by TCIC to the Partnership. See Note (5) to the Partnership's financial statements included in the 1998 10-Q and the 1997 10-K. The amount due to (from) TCIC and its affiliates fluctuates from period-to-period based upon the timing of expenditures, cash flow from operations and borrowings. Amounts due to (from) TCIC were assumed to be repaid in determining the Pro Forma Distribution Per Unit, although the repayment of such amounts is not contingent upon consummation of the Riverside Sale.

  See "OTHER RELEVANT INFORMATION--Disposition Fee and Other Payments to the General Partner and Its Affiliates" and "PRO FORMA FINANCIAL INFORMATION."

INTERESTS OF THE GENERAL PARTNER

  Because the General Partner is controlled by TVI, the General Partner has conflicts of interest in connection with the Riverside Sale which are the same as those of TVI. See "SUMMARY--Interests of TCIC and Related Parties-- Interests of TCIC and Its Affiliates." The General Partner believes that it has fulfilled its fiduciary obligations to the Partnership and the Limited Partners and that the Riverside Sale is fair to the Limited Partners.

CONFLICTS OF THE BROKER

  Certain of the shareholders of a general partner of the Broker are also limited partners in Cablevision, the limited partner of the General Partner. As a limited partner, Cablevision is allocated 33.6% of the General Partner's profits, losses and distributions. However, this ownership interest did not entitle Cablevision to participate in the selection of the Broker to solicit buyers for the Riverside System and the General Partner believes that these common ownership interests did not preclude the Broker from maintaining its independence with respect to the manner in which such solicitations were conducted. See "OTHER RELEVANT INFORMATION--Disposition Fee and Other Payments to the General Partner and Its Affiliates."

                          OTHER RELEVANT INFORMATION

DISPOSITION FEE AND OTHER PAYMENTS TO THE GENERAL PARTNER AND ITS AFFILIATES

 Disposition Fee

  Pursuant to the Partnership Agreement and an Acquisition and Disposition Services Agreement, TCA is entitled to receive a disposition fee (the "Disposition Fee") as compensation for services rendered in brokering and selling the Partnership's cable television properties. This Disposition Fee is equal to 3% of the gross proceeds received from the sale or disposition of a Partnership cable television property, which fee is payable in instances where the sales price of such property is greater than its original acquisition cost plus the depreciated book value of capitalized expenditures. In general, the amount of this fee could have been reduced if the Limited Partners had not received aggregate distributions in an amount equal to their original invested capital of $500 per Unit ("Payback").

  The Partnership has made aggregate distributions of $535 per Unit in prior periods which exceed Payback. Accordingly, TCA is entitled to its full Disposition Fee and, if the Riverside Sale had been consummated on June 30, 1998, it is estimated that TCA would have been entitled to a Disposition Fee from the Partnership on the Riverside Sale of $990,000. TCA, in turn, would then be obligated to pay the Broker's fees, which amount would have aggregated $289,000. Actual amounts may vary from the foregoing pro forma amounts. See "PRO FORMA FINANCIAL INFORMATION" and "INTERESTS OF TCIC AND RELATED PARTIES."

 Other Payments

  At June 30, 1998, TCIC and its affiliates owed the Partnership $5,116,000. However, TCIC also makes disbursements and incurs expenses on behalf of the Partnership which, from time to time, cause the Partnership to owe TCIC for the reimbursement of such amounts. Amounts due to (from) TCIC and its affiliates fluctuates from period-to-period, based upon the timing of expenditures, cash flow from operations and borrowings. The Partnership will use cash proceeds from the Riverside Sale to repay any amounts owed by the Riverside System to TCIC and its affiliates. The repayment of any amounts due to TCIC and its affiliates is not contingent upon consummation of the Riverside Sale. See "INTERESTS OF TCIC AND RELATED PARTIES."

 Indemnification

  The Partnership Agreement provides that the General Partner and its affiliates are entitled to be indemnified for any liability, loss or damage incurred by them or by the Partnership by reason of any act performed or omitted to be performed by them in connection with the business of the Partnership, including costs and attorneys' fees and any amounts expended in the settlements of any claims of liability, loss or damage provided that, if such liability, loss or claim arises out of any action or inaction of the General Partner, the General Partner must have determined, in good faith, that such course of conduct was in the best interest of the Partnership and did not constitute fraud, negligence, breach of fiduciary duty or misconduct. If a claim is made against the General Partner and its affiliates (including TVI and its directors) in connection with their actions on behalf of the Partnership with respect to the Riverside Sale or a Substitute Sale Transaction, the General Partner expects that it and such affiliates will seek to be indemnified by the Partnership with respect to such claim. As a result of these indemnification rights, a Limited Partner's remedy with respect to claims against the General Partner and its affiliates relating to the General Partner's or such affiliates' involvement in the Riverside Sale could be more limited than the remedy which would have been available absent the existence of these rights in the Partnership Agreement. A successful claim for indemnification, including the expenses of defending a claim made, would reduce the Partnership's assets by the amount paid.

DISSOLUTION OF THE PARTNERSHIP; DISTRIBUTIONS

  If the Riverside Sale is approved and consummated, the Partnership will have sold all of its assets (other than cash and funds held in escrow) and, pursuant to the Partnership Agreement, will be dissolved and terminated. The Partnership currently anticipates that the net cash received from the Riverside Sale, after satisfying or making provision for the satisfaction of the liabilities of the Partnership (including any amounts owed to affiliates of the General Partner), would permit the declaration and payment of a liquidating distribution to the Limited Partners. See "PRO FORMA FINANCIAL INFORMATION" for the amount of the Partnership's liabilities as of June 30, 1998.

  Assuming the Riverside Sale and the dissolution and liquidation of the Partnership had occurred on June 30, 1998, it is estimated that the Pro Forma Distribution Per Unit would have been $224. On March 29, 1996 the Partnership's share of the cash proceeds from the sale of the Newport News System was used to fund a distribution to Limited Partners of $165 per Unit. In 1997, the cash proceeds from the 1997 Sales were used to fund a distribution to Limited Partners of $370 per Unit. There is no assurance that the Riverside Sale will be consummated. The Pro Forma Distribution Per Unit, which is based upon the Partnership's historical financial position at June 30, 1998, does not reflect any contingent liabilities that might arise subsequent to the date of this Proxy Statement, and is based on various assumptions with respect to transaction related costs, sales price adjustments and other matters, as further discussed under "PRO FORMA FINANCIAL INFORMATION" and "INCOME TAX CONSEQUENCES."

  In the event that the Riverside Sale does not close, it is currently the General Partner's intention to seek a substitute buyer for the Riverside System. There is no assurance that the General Partner could arrange for a Substitute Sale Transaction at an appropriate price or on terms acceptable to the Partnership. By consenting to a Substitute Sale Transaction, Limited Partners should be aware that in the event the Riverside Sales does not close, the Limited Partners will not be provided with the ability to vote upon a Substitute Sales Transaction. If the General Partner's efforts in arranging a Substitute Sale Transaction prove to be unsuccessful, the General Partner would continue to operate the Riverside System. See "BACKGROUND AND REASONS FOR THE RIVERSIDE SALE--Reasons for the Riverside Sale--Prospects for Future Capital Appreciation of the Riverside System."

  Pursuant to the Partnership Agreement, if the Limited Partners receive aggregate distributions equal to Payback plus an amount equal to 6% per annum on their investment, the General Partner's share of distributions increases from 1% to 25% and the Limited Partners' share decreases from 99% to 75%. The General Partner does not believe that the Limited Partners' aggregate distributions will equal Payback plus 6% per annum. See "INTERESTS OF TCIC AND RELATED PARTIES--Interests of the General Partner" and "Disposition Fee and Other Payments to the General Partner and its Affiliates" for a description of the fees and other payments which would be made to the General Partner and its affiliates in connection with the consummation of the Riverside Sale.

  In general, an initial distribution is anticipated to occur as soon as practicable after the date of the closing of the Riverside Sale. It is expected that a final liquidating distribution will be made as soon as practicable after all funds held in escrow from the 1997 Sales and the Riverside Sale have been released to the Partnership, subject to the receipt of any indemnifiable claims. There can be no assurance that distributions will take place on this schedule. In addition, circumstances beyond the control of the Partnership, such as the existence of contingencies, could affect the timing and amount of a distribution to the Limited and General Partners.

  On January 1, 1996, Newport News sold the Newport News System to an unaffiliated party for cash proceeds of $121,886,000. The Partnership had a 40% ownership interest in Newport News. Accordingly, the Partnership received an aggregate of $35,789,000 of the net cash proceeds (after satisfaction of Newport News transaction costs and liabilities) from the sale of the Newport News System. The Partnership used most of its share of net proceeds received from the sale of the Newport News System to make distributions to Presidio, TCIC and the Limited Partners of $67,000, $266,000 and $33,001,000 ($165 per
Unit), respectively.

  On April 1, 1997, the Partnership sold the Southern Tennessee System to an unaffiliated party for cash proceeds of $19,647,000. Pursuant to the terms of the sale agreement, $494,000 of the sales price was to be held in escrow through March 31, 1998. Prior to the release of such funds, the purchaser of the Southern Tennessee

System filed a claim against such escrow relating to a class action lawsuit filed by a customer challenging late fee charges with respect to the Southern Tennessee System. Such claim could prevent the release of some or all of this escrow to the Partnership. On April 16, 1997, the Partnership sold the St. Mary's System to an unaffiliated party for cash proceeds of $30,547,000. Pursuant to the terms of the sale agreement, $766,000 of such sales price was to be held in escrow through April 15, 1998. Such amount was released to the Partnership during the second quarter of 1998. On June 24, 1997, the Partnership sold the Lower Delaware System to an unaffiliated party for cash proceeds of $42,191,000. Pursuant to the terms of the sale agreement, $1,077,000 of the sales price was held in escrow through June 23, 1998. Such amount was released to the Partnership subsequent to June 30, 1998.

  In the event that the Riverside Sale approved by the Limited Partners does not close, it is currently the General Partner's intention to seek a substitute buyer for the Riverside System. There is no assurance that the General Partner could arrange for a Substitute Sale Transaction for the Riverside System at an appropriate price or on terms acceptable to the Partnership. Accordingly, there is no assurance that the sales price for any Substitute Sale Transaction would be equivalent to the sales price contained in the Asset Purchase Agreement. Any change to the amount of net sales proceeds to be received would cause a corresponding change to the Pro Forma Distribution Per Unit.

COSTS OF THE RIVERSIDE SALE

  The following is an itemized statement of the approximate amount of all expenses incurred or to be incurred in connection with the Riverside Sale, all of which, with the exception of the disposition fees, will be paid by the Partnership and will be incurred regardless of whether the Riverside Sale is ultimately consummated:

   Disposition Fees(1).............................................. $  990,000
   Legal fees.......................................................    200,000
   Fairness Opinion fees and expenses...............................     50,000
   Accounting, solicitation and other fees..........................     75,000
   Printing and mailing costs.......................................    100,000
   Filing fees......................................................      6,600
                                                                     ----------
   Total............................................................ $1,421,600
                                                                     ==========

--------
(1) Assumes the Riverside Sale is consummated. Such amount includes $289,000 that is payable by TCA to the Broker in connection with the Riverside Sale.

                            INCOME TAX CONSEQUENCES

GENERAL

  The following discussion, which was prepared by the General Partner, summarizes the estimated material pro forma per Unit income tax consequences arising from the consummation of the Riverside Sale to a Limited Partner who acquired Units in connection with the Partnership's initial public offering. Assuming the Riverside Sale and the dissolution and liquidation of the Partnership had occurred on June 30, 1998, it is estimated that the Pro Forma Distribution Per Unit would have been $224. In 1996 the Partnership's share of the cash proceeds from the sale of the Newport News System was used to fund a distribution to Limited Partners of $165 per Unit. In 1997, the cash proceeds from the 1997 Sales were used to fund a distribution to Limited Partners of $370 per Unit. See "PRO FORMA FINANCIAL INFORMATION." This amount has not been reduced for any non-resident state income taxes which may be required to be withheld. Such withholding amounts are not deemed to be significant. DUE TO THE COMPLEXITY OF THE TAX ISSUES INVOLVED, LIMITED PARTNERS ARE URGED TO CONSULT WITH THEIR PERSONAL TAX ADVISORS REGARDING THE APPLICATION OF THE PRO FORMA ESTIMATE TO THEIR INDIVIDUAL CIRCUMSTANCES.

FEDERAL

 General

  The federal income tax consequences of the Riverside Sale will be dependent upon (i) the income tax rates in effect on the date of the Riverside Sale and on the date of any liquidation of the Partnership, (ii) the individual circumstances of each Limited Partner (including each Limited Partner's tax basis in the Units owned) and (iii) the timing of the Riverside Sale and liquidation of the Partnership.

  The pro forma estimates, which do not reflect the current operations of the Partnership, assume that the Riverside Sale is consummated on June 30, 1998 and that a Limited Partner is subject to a rate of 31% on ordinary taxable income. For tax years beginning in 1998, a marginal rate of 31% is applicable to ordinary taxable income ranging from $102,300 to $155,950 for married individuals filing joint returns and to ordinary taxable income ranging from $61,400 to $128,100 for single individuals.

  All taxable gains realized by a Limited Partner resulting from the Riverside Sale will be characterized as passive income. Limited Partners should discuss with their tax advisor the potential for offsetting passive income realized from the Riverside Sale with passive losses, if any, from other passive activities of the Limited Partners.

 At Risk Basis

  Through December 31, 1997, the "at risk" basis of the Limited Partners ranged from a suspended loss of $160.93 per Unit to a positive basis of $278.36 per Unit depending on the date a Limited Partner was admitted to the Partnership. The General Partner estimates the 1998 ordinary taxable income from operations to be approximately $53.59 per Unit. Therefore, the December 31, 1998 at risk basis, taking into consideration the December 31, 1997 at risk basis and the 1998 estimated taxable income is estimated to range from a suspended loss of $107.34 to $331.95 per Unit.

 Riverside Sale

  Assuming the Riverside Sale had occurred on June 30, 1998, it is estimated that the pro forma gain would have been $52.82 per Unit.

  Such per Unit gain is estimated to be characterized as ordinary income under the Internal Revenue Code of 1986, as amended (the "Code") Section 1245. Based on the characterization of the pro forma gain and on the assumptions set forth under the caption "Federal--General" above, the estimated per Unit federal income tax resulting from the Riverside Sale is $16.37 per Unit.

STATE

  Gain recognized on the sale of Partnership assets is generally reported on the Limited Partner's resident state income tax return. A credit is typically allowed for taxes paid to other states. The Riverside System is located in the State of California, which requires Limited Partners to file a non-resident income tax return and to pay state income tax on apportioned Partnership gains. California has a state income tax withholding law which requires the Partnership to withhold non-resident state income tax at the rate of 7%. The General Partner has estimated that the required California withholding on non-resident Limited Partners resulting from the Riverside Sale will be insignificant. Limited Partners who are not residents of California may file a non-resident income tax return to report other sources of income or loss within that state and if applicable, obtain a refund of any taxes withheld.

                        PRO FORMA FINANCIAL INFORMATION

  The following unaudited pro forma condensed balance sheet of the Partnership as of June 30, 1998 assumes that (i) the consummation of the Riverside Sale and (ii) the liquidation and dissolution of the Partnership had occurred as of such date. The following unaudited pro forma condensed statements of operations for the six months ended June 30, 1998 and the year ended December 31, 1997 assume that (i) the Riverside Sale, (ii) the 1997 Sales and related distributions to partners and (iii) the liquidation and dissolution of the Partnership had occurred as of January 1, 1997.

  Certain calculations of the Pro Forma Distribution Per Unit are included in note (d) to the unaudited pro forma condensed financial statements. Such pro forma calculations, which are based upon the Partnership's historical financial position at June 30, 1998, have not been reduced for any non-resident state income taxes that may be required to be withheld by the Partnership, do not reflect reserves for any contingencies that might arise subsequent to the date of this Proxy Statement and are based on various assumptions with respect to transaction related costs, sales price adjustments and other matters. Accordingly, the actual amounts distributed to the Partnership's partners will vary from the pro forma distribution amounts to the extent that the Partnership's June 30, 1998 financial position and/or the aforementioned pro forma assumptions do not reflect actual amounts or conditions on the date of closing. See "INCOME TAX CONSEQUENCES."

  The unaudited pro forma information does not purport to be indicative of the financial position or results of operations that actually would have been obtained if the Riverside Sale and the 1997 Sales actually had occurred as of the dates indicated. Furthermore, the financial position and results of operations, as reflected in the accompanying unaudited pro forma condensed financial statements, are not necessarily indicative of the financial position and results of operations that would be obtained in the future in the event that the Riverside Sale is not consummated. These unaudited pro forma condensed financial statements should be read in conjunction with the Partnership's historical financial statements appearing in the 1998 10-Q and the 1997 10-K.

  In the event that the Riverside Sale is approved by the Limited Partners but does not close, it is currently the General Partner's intention to seek a substitute buyer for the Riverside System. There is no assurance that the General Partner could arrange for a Substitute Sale Transaction. If market, competitive, regulatory, financial or other conditions change from those which currently exist or if the Partnership is unable to arrange a Substitute Sale Transaction, the Partnership may determine to continue to operate the Riverside System. Accordingly, if the Riverside Sale is not consummated, the Pro Forma Distribution Per Unit would be eliminated.

                      AMERICAN CABLE TV INVESTORS 5, LTD.
                            (A LIMITED PARTNERSHIP)

                       PRO FORMA CONDENSED BALANCE SHEET

                                 JUNE 30, 1998
                                  (UNAUDITED)

                                                        PRO FORMA
                                                      ADJUSTMENTS -
                                          PARTNERSHIP   RIVERSIDE    PARTNERSHIP
                                          HISTORICAL      SALE        PRO FORMA
                                          ----------- -------------  -----------
                                                  AMOUNTS IN THOUSANDS
ASSETS
Cash....................................    $10,115       37,491 (b)    2,370
                                                         (45,236)(d)
Receivables, amounts due from related
 parties, funds held in escrow and other
 assets, net............................      6,911       (6,911)(b)      --
Property and equipment, net.............      7,694       (7,694)(a)      --
Franchise costs and other intangibles,
 net....................................      6,790       (6,790)(a)      --
                                            -------      -------        -----
  Total assets..........................    $31,510      (29,140)       2,370
                                            =======      =======        =====
LIABILITIES AND PARTNERS' EQUITY
Payables, accruals and other
 liabilities............................    $ 2,985         (615)(b)    2,370
Partners' equity........................     28,525       16,711 (c)      --
                                                         (45,236)(d)
                                            -------      -------        -----
  Total liabilities and partners'
   equity...............................    $31,510      (29,140)       2,370
                                            =======      =======        =====


      See accompanying notes to pro forma condensed financial statements.

                      AMERICAN CABLE TV INVESTORS 5, LTD.
                            (A LIMITED PARTNERSHIP)

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                         SIX MONTHS ENDED JUNE 30, 1998
                                  (UNAUDITED)

                                            PRO FORMA
                                           ADJUSTMENTS-    OTHER
                               PARTNERSHIP  RIVERSIDE    PRO FORMA   PARTNERSHIP
                               HISTORICAL    SALE (A)   ADJUSTMENTS   PRO FORMA
                               ----------- ------------ -----------  -----------
                                             AMOUNTS IN THOUSANDS
Revenue.......................   $4,538       (4,538)       --            --
Operating costs and expenses:
  Programming, operating,
   selling, general and
   administrative.............    3,122       (2,926)      (196)(e)       --
  Depreciation and
   amortization...............    1,969       (1,969)       --            --
                                 ------       ------       ----         -----
                                  5,091       (4,895)      (196)          --
                                 ------       ------       ----         -----
  Operating loss..............     (553)         357        196           --
Other, net....................      137          --        (137)(e)       --
                                 ------       ------       ----         -----
  Net loss....................   $ (416)         357         59           --
                                 ======       ======       ====         =====
Pro forma net loss per Unit...                                          $ --
                                                                        =====


      See accompanying notes to pro forma condensed financial statements.

                      AMERICAN CABLE TV INVESTORS 5, LTD.
                            (A LIMITED PARTNERSHIP)

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)

                                               PARTNERSHIP              OTHER
                         PARTNERSHIP   1997    PRO FORMA - RIVERSIDE  PRO FORMA    PARTNERSHIP
                         HISTORICAL  SALES (F) 1997 SALES  SALE (A)  ADJUSTMENTS    PRO FORMA
                         ----------- --------- ----------- --------- -----------   -----------
                                                AMOUNTS IN THOUSANDS
Revenue.................   $16,255    (7,623)     8,632     (8,632)       --             --
Operating costs and
 expenses:
  Programming,
   operating, selling,
   general and
   administrative.......    11,608    (4,757)     6,851     (5,658)    (1,193)(e)        --
  Depreciation and
   amortization.........     6,999    (3,403)     3,596     (3,596)       --             --
                           -------    ------     ------     ------     ------        -------
                            18,607    (8,160)    10,447     (9,254)    (1,193)           --
                           -------    ------     ------     ------     ------        -------
    Operating loss......    (2,352)      537     (1,815)       622      1,193            --
Interest income, net....     1,812       --       1,812        --      (1,812)(e)        --
Gain on sale of cable
 television systems.....    44,093       --      44,093        --         --          44,093
                           -------    ------     ------     ------     ------        -------
    Net earnings........   $43,553       537     44,090        622       (619)        44,093
                           =======    ======     ======     ======     ======        =======
Pro forma net earnings
 per Unit...............                                                             $218.25
                                                                                     =======


      See accompanying notes to pro forma condensed financial statements.

                      AMERICAN CABLE TV INVESTORS 5, LTD.
                            (A LIMITED PARTNERSHIP)

               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

                      JUNE 30, 1998 AND DECEMBER 31, 1997
                                  (UNAUDITED)

  (a) Represents the elimination of the historical cost of the Riverside System's property, equipment, franchise costs and other intangibles and the elimination of Riverside's results of operations.

  (b) Represents the net cash available for distribution upon consummation of the Riverside Sale calculated as follows (amounts in thousands):

    Unadjusted sales price (1)........................................  $33,000
    Payment of 3% disposition fee.....................................     (990)
    Payment of sales tax (2)..........................................     (383)
    Payment of other transaction costs (3)............................     (432)
    Net working capital adjustments (4)...............................     (391)
                                                                        -------
    Net cash proceeds from the Riverside Sale.........................   30,804
    Cash on hand and funds held in escrow (5).........................    9,316
    Repayment of amounts due from TCIC (6)............................    5,116
                                                                        -------
    Net cash available for distribution...............................  $45,236
                                                                        =======

   --------
   (1) Pursuant to the Asset Purchase Agreements, $1,500,000 of such sales price will be placed in escrow and will be subject to indemnifiable claims by the buyer for 180 days following consummation of the Riverside Sale. Because the General Partner knows of no reason that the escrow requirements would result in a material sales price adjustment, the sales price set forth above assumes that 100% of such escrowed amount had been received as of June 30, 1998. See "DESCRIPTION OF THE SALES TRANSACTION."
   (2) Represents the Partnership's share of state sales tax.
   (3) Represents costs for legal fees, fairness opinion, printing, accounting and other fees.
   (4) Represents sales price adjustments attributable to receivables, prepaid expenses, other assets, payables, accruals and other liabilities.
   (5) Represents cash on hand (exclusive of $2,370,000 in cash on hand which will be set aside to cover unclaimed distribution checks to certain Limited Partners) and funds held in escrow. The unclaimed distribution checks will either be reissued to such Limited Partners or released to the respective state of such Limited Partners' last known address upon liquidation of the Partnership. It has been assumed that all funds held in escrow were released to the Partnership as of June 30, 1998. However, prior to June 30, 1998, the buyer of the Southern Tennessee System filed a claim against the escrow from the sale of the Southern Tennessee System (the "Southern Tennessee Escrow") relating to a class action lawsuit filed by a customer challenging late fee charges with respect to the Southern Tennessee System. Such claim has had and will continue to have the effect of delaying the release of the Southern Tennessee Escrow. In addition, any judgment against the Southern Tennessee System will have the effect of reducing the amount of the Southern Tennessee Escrow ultimately released to the Partnership. The Partnership is unable to determine the amount, if any, that such claim will reduce the Southern Tennessee Escrow.
   (6) Represents the repayment of amounts due from TCIC.

                      AMERICAN CABLE TV INVESTORS 5, LTD.
                            (A LIMITED PARTNERSHIP)

        NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS--(CONTINUED)


  (c) Represents the gain on the Riverside Sale calculated as follows (amounts in thousands):

    Unadjusted sales price (1).....................................  $ 33,000
    Payment of 3% disposition fee..................................      (990)
    Payment of sales tax (2).......................................      (383)
    Payment of other transaction costs (3).........................      (432)
    Net book value of property, equipment, franchise costs and
     other intangibles.............................................   (14,484)
                                                                     --------
    Gain...........................................................  $ 16,711
                                                                     ========

    --------
    (1) See (1) in note (b) above.
    (2) See (2) in note (b) above.
    (3) See (3) in note (b) above.

 Distribution of Net Cash Proceeds

  (d) Consummation of the Riverside Sale will result in the sale of all of the Partnership's assets (excluding cash and funds in escrow). As further described in note 3 to the Partnership's June 30, 1998 historical consolidated financial statements, cash from sales shall be distributed 99% to the Limited Partners and 1% to the General Partners until cumulative distributions to the limited partners are equal to Payback plus 6% per annum, and thereafter, 25% to the general partners and 75% to the limited partners. Distributions made in connection with the 1997 Sales resulted in Limited Partners achieving Payback ($100,002,500). However, consummation of the Riverside Sale will not result in Limited Partners receiving cumulative distributions equal to Payback plus 6% per annum. Based on the foregoing, the aggregate net cash available for distribution set forth in note (b) would be distributed to each class of partners as follows (amounts in thousands, except unit amounts):

    General Partners...................................................  $   452
    Limited Partners...................................................   44,784
                                                                         -------
                                                                         $45,236
                                                                         =======
    Pro Forma Distribution Per Unit....................................  $   224
                                                                         =======
    Units Outstanding..................................................  200,005
                                                                         =======

      As described in the headnote to these unaudited pro forma condensed financial statements, the actual amounts distributed to the limited partners may vary from the foregoing pro forma distribution amounts.

  (e) Represents the elimination of the remaining income and expenses of the Partnership that would not have been incurred if the transactions specified in the headnote to these pro forma financial statements had occurred on January 1, 1997.

  (f) Represents the elimination of the results of operations for the cable television systems which were included in the 1997 Sales.

                             AVAILABLE INFORMATION

  The 1998 10-Q and the 1997 10-K are being sent to the Limited Partners simultaneously herewith.

                          INCORPORATION BY REFERENCE

  Any statement contained in a document incorporated or deemed to be incorporated by reference in this Proxy Statement shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement (or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Proxy Statement) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement. This Proxy Statement incorporates the following documents by reference:

    The Partnership's Annual Report, pursuant to the Securities Exchange Act of 1934, filed on Form 10-K for the year ended December 31, 1997.

    The Partnership's Quarterly Report, pursuant to the Securities Exchange Act of 1934, filed on Form 10-Q for the quarter ended June 30, 1998.

  The Partnership specifically incorporates by reference herein Item 1-- Business, Item 2--Properties, Item 5--Market for the Registrant's Common Stock and Related Security Holder Matters, Item 6--Selected Financial Data, Item 7-- Management's Discussion and Analysis of Financial Condition and Results of Operations and Item 8--Financial Statements from the 1997 10-K.

  All documents filed after the date of this Proxy Statement but before the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement. Copies of these documents will be available without charge upon request to American Cable TV Investors 5, Ltd., c/o Applied Information Solutions, Inc., 1600 Wynkoop, Suite 300, Denver, Colorado 80202, (800) 843-3293.

                                 OTHER MATTERS

VOTING RIGHTS AND VOTE REQUIRED

  The General Partner has fixed the close of business on October 1, 1998 as the record date (the "Record Date") for the determination of Limited Partners entitled to notice of and to vote at the Special Meeting. On the Record Date, 200,005 Units, owned by approximately 11,891 Limited Partners, were outstanding and entitled to vote at the Special Meeting. Each outstanding Unit is entitled to one vote. To the best of the General Partner's knowledge, no person or group of persons beneficially own more than five percent of the Units. To the best of the General Partner's knowledge, no Units are owned by the General Partner or any of its affiliates.

  Approval of each of the Resolutions requires the affirmative vote, either in person or by proxy, of Limited Partners owning in the aggregate more than 50% of the Units outstanding on the Record Date. In the event that sufficient votes to permit approval of either of the Resolutions are not represented at the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit the further solicitation of proxies. Notice of the adjourned meeting need not be given if the time and place of the adjourned meeting is announced at the Special Meeting (or the adjourned meeting).

  Matters incidental to the conduct of the Special Meeting that are properly brought before the Special Meeting, including the consideration of any adjournment or postponement thereof, may be voted upon at the Special Meeting.

  The General Partner does not intend to bring any matters before the Special Meeting other than those set forth in the Notice of Meeting accompanying this Proxy Statement and does not know of any matters to be brought before the Special Meeting by others. If any matter should come before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote the Units represented thereby in accordance with their judgment.

  Proxies in the form enclosed, properly executed and duly returned, will be voted at the Special Meeting in accordance with the instructions thereon. If no instructions are indicated on a properly signed proxy with respect to either or both of the Resolutions, it will be voted in favor of such Resolutions. Abstentions and broker non-votes will have the effect of votes against the Resolutions.

REVOCABILITY

  The enclosed proxy may be revoked at any time before it is voted by giving notice of such revocation to the General Partner either in writing addressed to the Partnership at its address set forth above or in person at the Special Meeting. If given in writing, such notice should be mailed or delivered in time to be received by the Partnership prior to the Special Meeting. A proxy may also be revoked by execution of a subsequently dated proxy that is received by the Partnership prior to the Special Meeting.

NO APPRAISAL RIGHTS

  If Limited Partners owning in the aggregate more than 50% of the Units that are entitled to vote at the Special Meeting vote in favor of the Riverside Sale and for the Substitute Sale Transaction, such approval will bind all Limited Partners including those who vote against the Riverside Sale or the Substitute Sale Transaction or abstain from voting at the Special Meeting. The Partnership Agreement and the Colorado Uniform Limited Partnership Act, under which the Partnership is governed, do not give rights of appraisal or similar rights to Limited Partners who dissent from the vote of the majority in approving or disapproving any of the Resolutions. Accordingly, dissenting Limited Partners do not have the right to have their interests in the Partnership appraised and to have the value of those interests returned to them because they disapprove of the action of Limited Partners owning in the aggregate more than 50% of the Units.

PROXY SOLICITATION

  Proxies may be solicited by personal interview, telephone, telecopier and telegram by officers and other employees of the General Partner or any of its affiliates who will not be specifically compensated for such services, but who will be reimbursed by the Partnership for their out-of-pocket expenses. The Partnership will request banks, brokers and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the outstanding Units that such custodians, nominees and fiduciaries own of record. The Partnership will reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with such activities. An outside solicitation firm, Georgeson & Company, Inc., has been retained to assist in the solicitation of proxies (including the mailing of the solicitation materials, responding to investor questions and, if requested by the General Partner, telephone calls to Limited Partners). Georgeson & Company, Inc. will be paid a fee of $6,000 plus reimbursement of usual and customary solicitation, tabulation and other out-of-pocket expenses and related fees. The cost of the solicitation of proxies from the Limited Partners will be borne by the Partnership. See "OTHER RELEVANT INFORMATION--Costs of the Riverside Sale."

INDEPENDENT ACCOUNTANTS

  Representatives of KPMG Peat Marwick LLP, the Partnership's independent accountants, are expected to attend the Special Meeting and make a statement if they so desire. They will also be available to respond to appropriate questions.

                                                                     APPENDIX A

                                   GLOSSARY

  Capitalized terms used in this Proxy Statement shall have the meanings set forth below:

  "1992 Cable Act" shall mean the Cable Television Consumer Protection and Competition Act of 1992.

  "1996 Telecom Act" shall mean the Telecommunications Act of 1996.

  "1997 10-K" shall mean the Partnership's Annual Report on Form 10-K for the year ended December 31, 1997.

  "1997 Sales" shall mean, collectively, the sale by the Partnership of the 1997 Systems.

  "1997 Systems" shall mean, collectively, the Lower Delaware, St. Mary's and Southern Tennessee Systems.

  "1998 10-Q" shall mean the Partnership's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

  "ACT 4" shall mean American Cable TV Investors 4, Ltd., a Colorado limited partnership.

  "Adjusted Total Market Value" shall mean the market value of equity on a fully-diluted basis plus the value of debt, the value of outstanding non-convertible or out-of-the-money convertible preferred stock and minority interests less cash and cash equivalents adjusted to exclude the estimated public market value of the unconsolidated and non-cable television assets.

  "Aggregate Transaction Value" shall mean the total cash or stock purchase price plus any debt and preferred stock to be assumed less cash and cash equivalents.

  "Alternative Transaction" shall mean an unsolicited better offer for the Riverside System received by the Partnership.

  "Asset Purchase Agreement" shall mean the Asset Purchase Agreement, dated as of August 12, 1998, between the Partnership and Century.

  "Basic Penetration" shall mean the ratio of basic customers to homes passed.

  "Broker" shall mean Daniels & Associates, L.P., a media properties broker.

  "Cablevision" shall mean Cablevision Equities VI, the limited partner of the General Partner.

  "Cable Corp." shall mean Integrated Cable Corp. V, a Delaware corporation and, until its withdrawal on January 17, 1996, one of the general partners of the General Partner.

  "Century" shall mean Century Communications Corp., a New Jersey corporation.

  "Code" shall mean the Internal Revenue Code of 1986, as amended.

  "Commission" shall mean the Securities and Exchange Commission.

  "Comparable Group" shall mean the seven publicly-traded companies which Lehman Brothers considered to have assets reasonably comparable to the Riverside System.

  "Competitive Auction" shall mean the competitive auction pursuant to which the Lower Delaware, Riverside, St. Mary's and Southern Tennessee Systems were offered for sale and which resulted in finding buyers for the 1997 Systems.

  "DBS" shall mean direct broadcast satellite.

  "Disposition Fee" shall mean the gross fee payable to TCA equal to 3% of the gross proceeds received in connection with the sale or disposition of the Partnership's cable television properties.

  "Escrow" shall mean the $1,500,000 portion of the sales price for the Riverside System to be retained for 180 days after the closing of the Riverside Sale, which is subject to indemnifiable claims by Century.

  "Fairness Opinion" shall mean the opinion, dated August 31, 1998 and confirmed on October 16, 1998, of Lehman Brothers regarding the fairness from a financial point of view of the Riverside Sale to the Partnership.

  "FCC" shall mean the Federal Communications Commission.

  "General Partner" shall mean IR-TCI Partners V, L.P., a Colorado limited partnership.

  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

  "Joint Venture" shall mean the joint venture to be established by TCIC and Century which combines multiple cable television systems in Southern California.

  "Latest Quarter's Annualized Adjusted System Cash Flow" shall mean operating income for the quarter ended June 30, 1998, before depreciation, amortization, management fees, corporate expense allocations and certain other adjustments, which Lehman Brothers did not believe to be material, provided to Lehman Brothers by the Partnership, multiplied by four.

  "Lehman Brothers" shall mean Lehman Brothers Inc., the financial advisor to the Partnership.

  "Limited Partners" shall mean the limited partners of the Partnership.

  "Lower Delaware System" shall mean the cable television system which serves communities located in and around Lower Delaware and Maryland.

  "MMDS" shall mean a multichannel multipoint distribution system.

  "MSO" shall mean a multiple system cable operator.

  "Newport News" shall mean Newport News Cablevision, Ltd., a Colorado limited partnership in which the Partnership had a 40% ownership interest.

  "Newport News System" shall mean the cable television system which serves communities located in and around Newport News, Virginia.

  "Partnership" shall mean American Cable TV Investors 5, Ltd., a Colorado limited partnership.

  "Partnership Agreement" shall mean the Partnership's limited partnership agreement, dated as of December 15, 1986, as amended and restated as of January 1, 1987.

  "Payback" shall mean the aggregate amount of distributions including certain tax credit allocations to Limited Partners that is equal to the Limited Partners' original invested capital.

  "PCC" shall mean Presidio Cable V Corp., a Delaware corporation.

  "PR-TCI Partnerships" shall mean the cable television limited partnerships in which TCIC and Presidio (as successor to Integrated Resources, Inc.) indirectly own general and limited partnership interests.

  "Premium Penetration" shall mean the ratio of premium subscriptions to basic customers.

  "Presidio" shall mean Presidio Capital Corp., a British Virgin Islands corporation, the successor to Integrated Resources, Inc. and the indirect parent of Cable Corp.

  "Pro Forma Distribution Per Unit" shall mean the pro forma net cash available for distribution to Limited Partners, on a per Unit basis.

  "Procedures Letter" shall mean the letter sent on January 30, 1998 to all prospective bidders by the Broker setting forth specific terms governing the manner in which bids for the Riverside System should be submitted.

  "Recent Transactions" shall mean transactions involving the sale of cable television systems between May 1997 and April 1998 which Lehman Brothers deemed to be comparable to the Riverside Sale.

  "Record Date" shall mean the close of business on October 1, 1998.

  "Redlands System" shall mean the cable television system which serves communities located in and around Redlands, California and which the Riverside System utilizes office facilities, personnel and certain distribution assets of.

  "Regulated Services" shall mean the Riverside System's basic and tier service rates and its equipment and installation charges that are regulated under the 1992 Cable Act.

  "Resolutions" shall mean the resolutions relating to the approval of the Riverside Sale and the Substitute Sale Transaction.

  "Riverside Sale" shall mean the sale of the Riverside System to century for $33,000,000 pursuant to the terms of the Asset Purchase Agreement.

  "Riverside System" shall mean the cable television system which serves communities located in and around Riverside, California.

  "Southern Tennessee System" shall mean the cable television system which serves communities located in and around Southern Tennessee.

  "Special Meeting" shall mean the meeting of Limited Partners to be held on December 11, 1998, including adjournments thereof, to vote on the Resolutions.

  "St. Mary's System" shall mean the cable television system which serves communities located in and around St. Mary's County, Maryland.

  "Substitute Sale Transaction" shall mean a sale of the Riverside System pursuant to the terms described herein.

  "Surviving Claims" shall mean claims by Century pursuant to the Asset Purchase Agreement and (i) with respect to claims for brokerage or agent's or finder's commissions or compensation, (ii) arising from third party claims against Century and (iii) claims for breaches of covenants, agreements and obligations to be performed by the Partnership after the closing date under the Asset Purchase Agreement.

  "Systems" shall mean, collectively, the 1997 Systems and the Riverside
System.

  "TCA" shall mean TCI Cablevision Associates, Inc., a Delaware corporation, the managing agent of the Riverside System and an indirect wholly-owned subsidiary of TCIC.

  "TCI" shall mean Tele-Communications, Inc., the ultimate parent of TVI.

  "TCIC" shall mean TCI Communications, Inc., a Delaware corporation.

  "TVI" shall mean TCI Ventures Five, Inc., a Colorado corporation and the general partner of the General Partner.

  "Unit" shall mean a unit of limited partnership interest representing a capital contribution of $500 to the Partnership.

                                                                      APPENDIX B

                                FAIRNESS OPINION

                                       OF

                             LEHMAN BROTHERS, INC.

                                LEHMAN BROTHERS
                                                                August 31, 1998

IR-TCI Partners V, L.P.
c/o American Cable TV Investors 5, Ltd.
5619 DTC Parkway
Englewood, CO 80111

Ladies and Gentlemen:

  We understand that American Cable TV Investors 5, Ltd., a Colorado limited partnership (the "Partnership"), is proposing to sell its interest in the Riverside System (the "System" or the "Riverside System") to Century Communications Corp. ("Century") or one of Century's affiliates (the "Acquiror") for consideration of $33,000,000 in cash (the "Proposed Sale Transaction"). The Proposed Sale Transaction will be consummated pursuant to an Asset Purchase Agreement by and between the Partnership and Century dated as of August 12, 1998 (the "Asset Purchase Agreement"). The consideration to be received by the Partnership in the Proposed Sale Transaction is subject to certain adjustments including an adjustment based on certain prorations and an adjustment based on the number of subscribers on the System on the first day of the month during which the closing occurs. The terms and conditions of the Proposed Sale Transaction are set forth in more detail in the Asset Purchase Agreement.

  We have been requested by IR-TCI Partners V, L.P., the general partner of the Partnership (the "General Partner") to render our opinion with respect to the fairness, from a financial point of view. to the Partnership of the consideration to be received by the Partnership in the Proposed Sale Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, (i) the Partnership's underlying business decision to proceed with or effect the Proposed Sale Transaction, (ii) any application of the proceeds of the Proposed Sale Transaction, including the allocation among the partners of the Partnership of the proceeds to be received by the Partnership in the Proposed Sale Transaction, or (iii) the fairness to any limited partner of the Partnership of the consideration to be distributed to such limited partner following the consummation of the Proposed Sale Transaction.

  In arriving at our opinion, we reviewed and analyzed: (1) the Asset Purchase Agreement and the specific terms of the Proposed Sale Transaction, (2) the draft Proxy Statement dated August 17, 1998, and publicly available information concerning the Partnership and the System that we believe to be relevant to our analysis, (3) financial and operating information with respect to the business, operations and assets of the System furnished to us by the Partnership, including without limitation the confidential memorandum which was distributed to potential acquirors of the System, (4) the results of efforts by the Partnership and its advisor, Daniels & Associates, L.P., to solicit indications of interest, proposals and bids from third parties with respect to an acquisition of the System, (5) a comparison of the historical financial results and present financial condition of the System with those of other companies or businesses that we deemed relevant, (6) a comparison of the financial terms of the Proposed Sale Transaction with the financial terms of certain other recent transactions that we deemed relevant, and (7) the ability of the Riverside System on a stand-alone basis to fund its future capital and operating requirements. In addition, we had discussions with the management of the General Partner concerning the business, operations, assets, financial condition and prospects of the System.

  In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of the management of the General Partner that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial forecasts of the Riverside System for the fiscal year 1998, upon advice of the Partnership, we have assumed that such forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Partnership as to the financial performance of the System for fiscal year 1998 and that the System will perform in accordance with such forecasts. In performing our analysis and in arriving at our opinion, Lehman Brothers did not have access to, and was not provided with, any forecasts of the future financial performance or results of operations of the System for the period subsequent to fiscal year 1998 because no such forecasts were available at the time of Lehman Brothers' analysis. We also have not conducted a physical inspection of the assets of the System and have not made or obtained any evaluations or appraisals of any of the assets or liabilities of the System or the Partnership. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

  Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be received by the Partnership on the Proposed Sale Transaction is fair to the Partnership.

  We will receive a fee for our services which is payable upon the delivery of this opinion. In addition, the Partnership has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have previously rendered various investment banking and financial and strategic advisory services to Tele-Communications, Inc. ("TCI"), the ultimate parent of the general partner of the General Partner, and its affiliates and have received customary fees for such services. In the ordinary course of our business, we actively trade in the securities of TCI for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

  This opinion is for the use and benefit of the General Partner and is rendered to the General Partner in connection with its consideration of the Proposed Sale Transaction. This opinion is not intended to be and does not constitute a recommendation to any limited partner of the Partnership as to how such limited partner should vote with respect to the Proposed Sale Transaction.

                                          Very truly yours,
                                          /s/ Jack Langer
                                          Lehman Brothers

                                          Jack Langer
                                          Managing Director

                      AMERICAN CABLE TV INVESTORS 5, LTD.
                               5619 DTC PARKWAY
                           ENGLEWOOD, COLORADO 80111

           THIS PROXY IS SOLICITED ON BEHALF OF THE GENERAL PARTNER

  The undersigned hereby appoints Marvin Jones and Ramona Whitman, or either of them, with full power of substitution, as attorneys, agents and proxies (the "Proxies") to vote on behalf of the undersigned at the Special Meeting (the "Special Meeting") of limited partners (the "Limited Partners") of American Cable TV Investors 5, Ltd. (the "Partnership") called by IR-TCI Partners V, L.P., the general partner (the "General Partner") of the Partnership, to be held at 5619 DTC Parkway, Englewood, Colorado 80111 on December 11, 1998 at 10:00 a.m., local time, or any adjournment thereof, for the following purpose:

    To approve a sale transaction (or any
  substitute sale transaction that the
  General Partner determines to be in the
  best interest of the Limited Partners in the event that the proposed sale transaction is approved by the Limited
  Partners, but does not close for any
  reason) which, if approved and
  consummated, would result in the sale of all of the assets of the Partnership
  (other than cash and funds held in
  escrow) consisting of the Partnership's
  ownership interest in the cable
  television system which serves
  communities located in and around
  Riverside, California (the "Riverside
  System").

  AT THE SPECIAL MEETING, LIMITED PARTNERS WILL BE ASKED TO CONSIDER AND VOTE UPON THE RESOLUTIONS SET FORTH BELOW (THE "RESOLUTIONS"). INDICATE YOUR VOTE BELOW BY CHECKING THE APPROPRIATE BOXES. YOU MUST VOTE SEPARATELY ON EACH RESOLUTION.

  LIMITED PARTNERS MUST VOTE ON EACH RESOLUTION SEPARATELY AND APPROVAL OF EITHER RESOLUTION IS NOT DEPENDENT ON APPROVAL OF THE OTHER RESOLUTION. THE GENERAL PARTNER RECOMMENDS THAT YOU VOTE FOR APPROVAL OF EACH RESOLUTION.

  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

  This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Limited Partner. If no direction is made on this card, this proxy will be voted FOR each Resolution for which no direction is made.

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    PLEASE MARK
[X] YOUR VOTES AS IN
    THIS EXAMPLE.


RESOLUTION 1. SALE OF THE RIVERSIDE SYSTEM
Consent to the sale of the Riverside System              FOR   AGAINST  ABSTAIN
to Century Communications Corp.("Century")               [ ]     [ ]      [ ]
or one of Century's affiliates pursuant to an Asset Purchase Agreement dated as of August 12, 1998 between the Partnership and Century.



RESOLUTION 2. SUBSTITUTE SALE OF THE RIVERSIDE SYSTEM
Consent to any substitute sale transaction the
General Partner determines to be in the best interest    FOR   AGAINST  ABSTAIN
of the Limited Partners in the event that the sale of    [ ]     [ ]      [ ]
the Riverside System (as referenced under Resolution 1 above) is approved by the Limited Partners, but does not close for any reason; provided, however,that such substitute sale transaction will only be consummated if
(i) the General Partner obtains an opinion from an investment banking firm of national repute that the consideration to be received pursuant to any such substitute sale transaction is fair to the Partnership from a financial point of view, (ii) such substitute sale is consummated within two years of November 6, 1998 for cash consideration and (iii) the purchaser in such transaction is not an affiliate of the Partnership.
Approval of this resolution shall also be deemed a consent to the sale of all of the Partnership's assets (other than cash and funds held in escrow), which would ultimately result in the dissolution and termination of the Partnership pursuant to the Partnership's limitedpartnership agreement.

Dated ______________ , 1998

---------------------------
     Signature

---------------------------
Signature (if held jointly)

---------------------------
        Title

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN UNITS ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR,
ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE OF SUCH. IF A CORPORATION, PLEASE SIGN NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED PREPAID ENVELOPE. IF YOU HAVE ANY QUESTIONS, PLEASE CALL GEORGESON &
                     COMPANY INC. AT (210) 1-800-223-2064.

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